Exhibit 4.1

ACCURIDE CORPORATION

as Issuer,

GUARANTORS NAMED IN SCHEDULE I HERETO

and

WILMINGTON TRUST FSB

as Trustee

INDENTURE

Dated as of February 26, 2010

$140,000,000

7.5% Senior Convertible Notes due 2020

ACCURIDE CORPORATION(1)

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
OF 1939 AND INDENTURE, DATED AS OF FEBRUARY 26, 2010

TRUST INDENTURE ACT SECTION		INDENTURE SECTION
310	(a)(1)	608
	(a)(2)	608
	(b)	609
312	(a)	701
	(c)	702
313	(a)	703
	(c)	703
314	(a)(4)	1018(a)
	(c)(1)	102
	(c)(2)	102
	(e)	102
315	(a)	601(a)
	(b)	602
	(c)	601(b)
	(d)	601(c), 603
316	(a)(last sentence)	101 (“Outstanding”)
	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(b)	508
	(c)	104(d)
317	(a)(1)	503
	(a)(2)	504
	(b)	1003
318	(a)	111

(1) Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.

i

SECTION 611.	MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS	59

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.	COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES	60
SECTION 702.	DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS	60
SECTION 703.	REPORTS BY TRUSTEE	60

ARTICLE EIGHT

MERGER, CONSOLIDATION, OR SALE OF ASSETS

SECTION 801.	COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS	60
SECTION 802.	GUARANTORS MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS	61
SECTION 803.	SUCCESSOR SUBSTITUTED	62

ARTICLE NINE

SUPPLEMENTS AND AMENDMENTS TO INDENTURE

SECTION 901.	SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS	63
SECTION 902.	SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS	64
SECTION 903.	EXECUTION OF SUPPLEMENTAL INDENTURES	65
SECTION 904.	EFFECT OF SUPPLEMENTAL INDENTURES	65
SECTION 905.	CONFORMITY WITH TRUST INDENTURE ACT	65
SECTION 906.	REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES	65
SECTION 907.	NOTICE OF SUPPLEMENTAL INDENTURES	66

ARTICLE TEN

COVENANTS

SECTION 1001.	PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST	66
SECTION 1002.	MAINTENANCE OF OFFICE OR AGENCY	66
SECTION 1003.	MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST	66
SECTION 1004.	CORPORATE EXISTENCE	68
SECTION 1005.	PAYMENT OF TAXES AND OTHER CLAIMS	68
SECTION 1006.	MAINTENANCE OF PROPERTIES	68
SECTION 1007.	ADDITIONAL INTEREST NOTICE	69
SECTION 1008.	COMPLIANCE WITH LAWS	69
SECTION 1009.	LIMITATION ON RESTRICTED PAYMENTS	69
SECTION 1010.	LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK	73
SECTION 1011.	LIMITATION ON LIENS	77
SECTION 1012.	LIMITATION ON TRANSACTIONS WITH AFFILIATES	77

SECTION 1013.	LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES	79
SECTION 1014.	LIMITATION ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES	80
SECTION 1015.	[INTENTIONALLY OMITTED]	81
SECTION 1016.	[INTENTIONALLY OMITTED]	81
SECTION 1017.	LIMITATION ON SALES OF ASSETS	81
SECTION 1018.	STATEMENT BY OFFICERS AS TO DEFAULT	82
SECTION 1019.	COMMISSION REPORTS AND REPORTS TO HOLDERS	82
SECTION 1020.	SUSPENSION OF COVENANTS	83

ARTICLE ELEVEN

REDEMPTION OR REPURCHASE OF NOTES

SECTION 1101.	OPTIONAL REDEMPTION	84
SECTION 1102.	APPLICABILITY OF ARTICLE	84
SECTION 1103.	ELECTION TO REDEEM; NOTICE TO TRUSTEE	85
SECTION 1104.	NOTICE OF REDEMPTION	85
SECTION 1105.	DEPOSIT OF REDEMPTION PRICE	86
SECTION 1106.	NOTES PAYABLE ON REDEMPTION DATE	86
SECTION 1107.	RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE THE NEW NOTES IF A CHANGE IN CONTROL OCCURS	86
SECTION 1108.	OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS	89

ARTICLE TWELVE

GUARANTEES

SECTION 1201.	GUARANTEES	91
SECTION 1202.	SEVERABILITY	92
SECTION 1203.	RESTRICTED SUBSIDIARIES	92
SECTION 1204.	RANKING OF GUARANTEES	93
SECTION 1205.	LIMITATION OF GUARANTORS’ LIABILITY	93
SECTION 1206.	CONTRIBUTION	93
SECTION 1207.	SUBROGATION	93
SECTION 1208.	REINSTATEMENT	94
SECTION 1209.	RELEASE OF A GUARANTOR	94
SECTION 1210.	BENEFITS ACKNOWLEDGED	94

ARTICLE THIRTEEN

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.	COMPANY’S OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE	95
SECTION 1302.	LEGAL DEFEASANCE AND DISCHARGE	95
SECTION 1303.	COVENANT DEFEASANCE	95

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SECTION 1304.	CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE	96
SECTION 1305.	DEPOSITED MONEY AND U.S. GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS	97
SECTION 1306.	REPAYMENT TO THE COMPANY	98
SECTION 1307.	REINSTATEMENT	98

ARTICLE FOURTEEN

CONVERSION

SECTION 1401.	CONVERSION RIGHT AND DIVIDEND PARTICIPATION; CONVERSION RATE AND CONVERSION PRICE	98
SECTION 1402.	VOTING RIGHTS	99
SECTION 1403.	CONVERSION PROCEDURES	99
SECTION 1404.	ADJUSTMENTS TO THE CONVERSION RATE; ANTI-DILUTION PROTECTION	102
SECTION 1405.	RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS	108

SCHEDULE, ANNEX, APPENDIX & EXHIBITS

Schedule I — List of Guarantors

Annex A — Increase of Conversion Rate upon a Make-Whole Fundamental Change

Rule 144A/Regulation S/AI Appendix

Exhibit 1 to Rule 144A/Regulation S/AI Appendix — Form of Initial Note

Exhibit 2 to Rule 144A/Regulation S/AI Appendix — Form of Certificate of Transfer

Exhibit 3 to Rule 144A/Regulation S/AI Appendix — Form of Transferee Letter of Representation (Accredited Investors)

Exhibit A — Form of Supplemental Indenture

INDENTURE, dated as of February 26, 2010 (this “Indenture”), among ACCURIDE CORPORATION, a Delaware corporation (the “Company”), having its principal office at 7140 Office Circle, Evansville, Indiana 47715, and certain of the Company’s direct and indirect Domestic Subsidiaries (as defined below), each named in the signature pages hereto (each, a “Guarantor” and, collectively, the “Guarantors”), and WILMINGTON TRUST FSB, a federal savings bank, as trustee (together with its successors and assigns, in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of and issuance of its 7.5% senior convertible notes in an aggregate principal amount of US$140.0 million issued on the date hereof (the “Initial Notes”), plus paid-in-kind (“PIK”) interest as set forth herein and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

The New Notes shall be convertible into shares of the common stock of the reorganized Company (the “New Common Stock”) as set forth in this Indenture.

Upon the effectiveness of the Resale Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required or deemed to be part of and to govern indentures qualified thereunder.

Each Guarantor has duly authorized its Guarantee of the New Notes and to provide therefor each Guarantor has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Notes, when executed and duly issued by the Company and authenticated and delivered hereunder by the Trustee or the Authenticating Agent, the valid obligations of the Company and to make this Indenture a valid and legally binding agreement of the Company in accordance with their and its terms.

All things necessary have been done to make the Guarantees, upon execution and delivery of this Indenture, the valid obligations of each Guarantor and to make this Indenture a valid and legally binding agreement of each Guarantor, in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL
APPLICATION

SECTION 101.       DEFINITIONS.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural as well as the singular, and words in the plural include the singular as well as the plural;

(b)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper,” as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(c)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(d)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e)           the word “or” is not exclusive;

(f)            “including” means including without limitation;

(g)           all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;

(h)           all references, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Special Interest (as herein defined) pursuant to the Registration Rights Agreement;

(i)            all references to the date the Notes were originally issued shall refer to the Issuance Date; and

(j)            provisions of this Indenture apply to successive events and transactions.

Certain terms, used principally in Articles Two, Ten, Thirteen and Fourteen, are defined in those Articles.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act” when used with respect to any Holder, has the meaning specified in Section 104 of this Indenture.

“Additional Interest” has the meaning ascribed to it in the Registration Rights Agreement.

“Additional Notes” means any Notes issued by the Company pursuant to Section 312.

“Adjusted Net Assets” has the meaning specified in Section 1206 of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 1012 of this Indenture.

“Agent” means any Paying Agent, Authenticating Agent, Conversion Agent and Note Registrar under this Indenture.

“Appendix” has the meaning specified in Section 201 of this Indenture.

“Asset Sale” means:

(1)           the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or

(2)           the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a)           a disposition of Cash Equivalents or Investment Grade Securities or obsolete, surplus, damaged or worn-out assets in the ordinary course of business or the sale, lease or discount of inventory, goods, services or accounts receivable in the ordinary course of business;

(b)           the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described in Section 801 herein or any disposition that constitutes a Change in Control pursuant to this Indenture;

(c)           the making of any Restricted Payment that is permitted to be made, and is made, under Section 1009;

(d)           any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $10.0 million;

(e)           any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

(f)            to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)           the lease, assignment or a lease or sub-lease of any real or personal property in the ordinary course of business;

(h)           any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issuance Date, including, without limitation, sale-leasebacks and asset securitizations permitted by this Indenture;

(i)            foreclosures on assets;

(j)            any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries);

(k)           the cancellation or abandonment or other disposition of intellectual property that is no longer useful in any material respect in the conduct of the business of the Company and its Subsidiaries taken as a whole or the licensing or sublicensing of intellectual property or other general intangibles and license, sublicenses, leases or subleases of other property in the ordinary course of business; and

(l)            the sale of Fabco Automotive Corporation for not less than $20.0 million in cash consideration.

“Asset Sale Offer” has the meaning specified in Section 1017 of this Indenture.

“Asset Sale Purchase Date” has the meaning specified in Section 1108 of this Indenture.

“Authenticating Agent” means the Person appointed, if any, by the Trustee as an authenticating agent pursuant to the last paragraph of Section 303.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person or any committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, Wilmington, Delaware, or Minneapolis, Minnesota are authorized or obligated by law or executive order to close.

“Capital Stock” means

(1)           in the case of a corporation, corporate stock,

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means

(1)           United States dollars,

(2)           pounds sterling,

(3)           (a) euro, or any national currency of any participating member state in the European Union, or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business,

(4)           marketable securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States,

(5)           certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million,

(6)           repurchase obligations for underlying securities of the types described in clauses (4) and (5) entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7)           commercial paper rated A-1 or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition,

(8)           investment funds investing 95% of their assets in securities of the types described in clauses (1)-(7) above,

(9)           readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition,

(10)         Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition, and

(11)         notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above, provided that such amounts are converted into any currency listed in clauses (1) through (3) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change in Control” means the occurrence of any of the following:

(1)           any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or its Subsidiaries or their employee benefit plans becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange

Act), directly or indirectly, of more than 50% of the total outstanding voting power of all classes of the Company’s Voting Stock;

(2)           there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;

(3)           the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, unless the persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger;

(4)           the Company is liquidated or dissolved or holders of the Company’s capital stock approve any plan or proposal for the Company’s liquidation or dissolution.

“Change in Control Repurchase Date” has the meaning specified in Section 1107 of this Indenture.

“Change in Control Repurchase Notice” has the meaning specified in Section 1107 of this Indenture.

“Change in Control Repurchase Price” has the meaning specified in Section 1107 of this Indenture.

“Change in Control Repurchase Right” has the meaning specified in Section 1107 of this Indenture.

“Closing Sale Price” of the New Common Stock means, on any given day, the Closing Sale Price reported in composite transactions for the principal U.S. national or regional securities exchange on which shares of the New Common Stock are listed for trading.  If shares of the New Common Stock are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Sale Price” will be the last quoted bid price for shares of the New Common Stock in the over the counter market on the relevant date as reported by the National Quotation Bureau or similar organization or if no Closing Sale Price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices.  If shares of the New Common Stock are not so quoted, the “Closing Sale Price” will be Fair Market Value of the New Common Stock.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company (a) by its Chairman, a Vice-Chairman, its President or any Vice President and (b) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (a) above in lieu of being signed by one of such officers or directors listed in such clause (a) and one of the officers listed in clause (b) above.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense and other noncash charges, excluding any noncash item that represents an accrual, reserve or amortization of a cash expenditure for a future period, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any period, the sum, without duplication, of:

(a)           consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount resulting from the issuance of Indebtedness at less than par, non-cash interest payments (but excluding any non-cash interest expenses attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133—“Accounting for Derivative Instruments and Hedging Activities”), the interest component of Capitalized Lease Obligations, and net payments, if any, pursuant to interest rate Hedging Obligations, excluding amortization of deferred financing fees and any expensing of bridge or other financing fees, and

(b)           consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued less

(c)           interest income for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

(1)           any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) shall be excluded,

(2)           the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3)           any net after-tax income from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

(4)           any net after-tax gains attributable to asset dispositions (less all fees and expenses related thereto) other than in the ordinary course of business, as determined in good faith by the Board of Directors of the Company, shall be excluded,

(5)           the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) (without duplication in the case of calculating Restricted Payments) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6)           the Net Income for such period of any Restricted Subsidiary shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or other distributions or other payments paid in cash (or to the extent converted into cash) (without duplication in the case of calculating Restricted Payments) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(7)           any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(8)           any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142 and No. 144 and the amortization of intangibles arising pursuant to No. 141 shall be excluded, and

(9)           any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)           to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)           to advance or supply funds

(1)           for the purchase or payment of any such primary obligation or

(2)           to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)           to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Conversion Agent” means any office or agency (including the Company acting as Conversion Agent) where the Notes may be presented for conversion.

“Conversion Date” has the meaning specified in Section 1403 of this Indenture.

“Conversion Notice” has the meaning specified in Section 1403 of this Indenture.

“Conversion Price” has the meaning specified in Section 1401 of this Indenture.

“Conversion Rate” has the meaning specified in Section 1401 of this Indenture.

“Corporate Trust Office” means the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean any office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

“Covenant Defeasance” has the meaning specified in Section 1303 of this Indenture.

“Covenant Suspension Event” has the meaning specified in Section 1020 of this Indenture.

“Credit Facility” means, with respect to the Company or any Guarantor, one or more debt facilities (including, without limitation, the Senior Credit Facilities) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Credit Facilities or any other credit or other agreement or indenture).

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Notes” has the meaning specified in the Appendix.

“Depository” means The Depository Trust Company, its nominees and successors.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a Change in Control or Asset Sale, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, other than as a result of a Change in Control or Asset Sale, in whole or in part, in each case prior to the date 91 days after the maturity date of the Notes; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“EBITDA” means, for any period, the sum, of the amounts for such period of

(a)           Consolidated Net Income, plus

(b)           to the extent included in computing Consolidated Net Income, the sum (without duplication) of

(1)           Consolidated Interest Expense,

(2)           taxes computed on the basis of income,

(3)           Consolidated depreciation expense,

(4)           Consolidated amortization expense (including amortization of deferred financing fees),

(5)           any expenses or charges incurred in connection with any issuance of debt or equity securities (including upfront and amendment fees payable in respect of bank facilities),

(6)           any fees and expenses related to Permitted Investments,

(7)           losses on asset sales,

(8)           restructuring charges or reserves for such period incurred by the Company or any Subsidiary in connection with (x) plant closures and the consolidation, relocation or elimination of operations and (y) related severance costs and other costs incurred in connection with the termination, relocation and training of employees; provided that unless otherwise agreed by the Trustee (acting on the instructions of holders of a majority in principal amount of the Notes), the maximum amount of all restructuring charges or reserves that may be included in EBITDA during the term of this Indenture shall not exceed $15,000,000 in the aggregate and $10,000,000 in any consecutive four quarter period,

(9)           any deduction for minority interest expense,

(10)         any other non-cash charges,

(11)         any other non-recurring charges,

(12)         currency losses (except any losses on currency hedging agreements that are entered into to hedge against fluctuations in foreign currencies with respect to items included in calculating operating income),

(13)         fees or expenses incurred or paid by the Company or any of its Subsidiaries in connection with the restructuring, and

(14)         with respect to any date of determination, the most recently completed four consecutive fiscal quarters ending on or immediately prior to such date, which contains a fiscal quarter with respect to which an EBITDA Deficiency (as defined in the Credit Agreement) was cured pursuant to and in compliance with the provisions of Section 5.04(b) of the Senior Credit Facilities, an amount equal to the EBITDA Deficiency Add Back (as defined in the Credit Agreement) with respect to such fiscal quarter, minus

(c)           to the extent included in computing Consolidated Net Income the sum, without duplication, the amounts for such period of

(1)           any non-recurring gains,

(2)           all non-cash gains,

(3)           gains on asset sales, and

(4)           currency gains (except any gains on currency hedging agreements that are entered into to hedge against fluctuations in foreign currencies with respect to items included in calculating operating income), determined, in the case of each of the foregoing clauses (a), (b) and (c) for the Company and its Subsidiaries, in accordance with GAAP for such period; provided that for purposes of such calculation, in the case of any Restricted Subsidiary acquired by the Company or any of its Restricted Subsidiaries following the commencement of any such period, amounts attributable to such Restricted Subsidiary shall be calculated as though such Subsidiary had been acquired on the first day of such period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common stock or preferred stock of the Company (excluding Disqualified Stock and Excluded Contributions).

“Event of Default” has the meaning specified in Section 501 of this Indenture.

“Ex-Date” means the first date on which shares of the New Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Excess Proceeds” has the meaning specified in Section 1017 of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Contributions” means net cash proceeds or marketable securities received by the Company from contributions to its common equity capital (other than Disqualified Stock and other than from a Restricted Subsidiary) designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made.

“Existing Indebtedness” means Indebtedness of the Company or its Restricted Subsidiaries in existence on the Issuance Date, plus interest accruing thereon, after application of the net proceeds of the sale of the New Notes.

“Fair Market Value” means fair market value as determined by (A) the Chief Executive Officer or Chief Financial Officer of the Company in good faith, if such fair market value is less than $5.0 million, (B) the Board of Directors in good faith, if such fair market value may exceed $5.0 million but is less than $25.0 million, or (C) in writing by an independent investment banking firm of nationally recognized standing, if such fair market value may exceed $25.0 million.

“First Priority Lien Obligations” means all of the Obligations of the Company and its Subsidiaries under the Senior Credit Facilities.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than ordinary working capital borrowings) or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the reduction of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.  If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(a)           Consolidated Interest Expense of such Person for such period,

(b)           all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock of such Person made during such period, and

(c)           all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States, any State thereof, the District of Columbia, or any territory thereof.

“Funding Guarantor” has the meaning specified in Section 1206 of this Indenture.

“GAAP” means generally accepted accounting principles in the United States.

“Global Notes” has the meaning specified in the Appendix.

“Government Securities” means securities that are

(a)           direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(b)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Company under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.  When used as a verb, “Guarantee” shall have a corresponding meaning.

“Guarantor” means all Restricted Subsidiaries that are Domestic Subsidiaries and guarantee the Senior Credit Facilities as of the Issuance Date and any other Subsidiary of the Company that executes a supplemental indenture to this Indenture providing for a guarantee of payment of the Notes.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under

(1)           currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and

(2)           other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means a holder of the New Notes.

“incur” has the meaning specified in Section 1010 of this Indenture.

“incurrence” has the meaning specified in Section 1010 of this Indenture.

“Indebtedness” means, with respect to any Person,

(a)           any indebtedness of such Person, whether or not contingent

(1)           in respect of borrowed money,

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(3)           representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or

(4)           representing any Hedging Obligations, if and to the extent of any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) that would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(b)           to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person, other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

(c)           to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness.

In addition, “Indebtedness” of any Person shall include Indebtedness described in the foregoing paragraph that would not appear as a liability on the balance sheet of such Person if (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”), (2) such Person or a Restricted Subsidiary is a general partner of the Joint Venture (a “General Partner”) and (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary; and such Indebtedness shall be included in an amount not to exceed (x) the greater of (A) the net assets of the General Partner and (B) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary (other than the General Partner) or (y) if less than the amount determined pursuant to clause (x) immediately above, the actual amount of such Indebtedness that is recourse to such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent paid by the Company or its Restricted Subsidiaries.

In addition, “Indebtedness” of any Person shall not include (1) any liability for federal, state, local or other taxes, (2) performance, surety or appeal bonds provided in the ordinary course of business, (3) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the judgment of the Company’s Board of Directors, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning specified in the recitals to this Indenture.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Securities” means

(1)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)           debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries,

(3)           investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)           corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  For purposes of the definition of “Unrestricted Subsidiary” and Section 1009,

(1)           “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(x)            the Company’s “Investment” in such Subsidiary at the time of such redesignation less

(y)           the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)           any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Issuance Date” means the closing date for the sale and original issuance of the Initial Notes hereunder.

“Legal Defeasance” has the meaning specified in Section 1302 of this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Listed Stock Business Combination” means a consolidation or merger that satisfies the following conditions: (x) at least 90% of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock, American depositary shares or receipts and any associated rights listed and traded on a National Securities Exchange (or which will be so listed and traded when issued or exchanged in connection with such consolidation or merger); and (y) as a result of such consolidation or merger, the New Notes become convertible into solely such consideration.

“Make-Whole Conversion Period” has the meaning specified in Section 1404 of this Indenture.

“Make-Whole Fundamental Change” has the meaning specified in Section 1404 of this Indenture.

“Make-Whole Fundamental Change Effective Date” has the meaning specified in Section 1404 of this Indenture.

“Market Disruption Event” means (A) a failure by the primary United States national or regional securities exchange or market on which shares of the New Common Stock are listed or admitted to trading to open for trading during its regular trading session or (B) the occurrence or existence prior to 1:00 p.m., New York City time on any scheduled Trading Day for shares of the New Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of the New Common Stock or in any options, contracts or future contracts relating to the New Common Stock.

“Maturity” means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity by declaration of acceleration, call for redemption or purchase or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“National Securities Exchange” means The New York Stock Exchange, the American Stock Exchange or the NASDAQ Market (or any of their respective successors).

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than required by clause (i) of the second paragraph of Section 1017) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New Common Stock” has the meaning specified in the recitals to this Indenture.

“New Notes” means the Initial Notes, as the principal amount thereof may be adjusted from time to time in accordance with the terms of this Indenture, including, but not limited to, being increased in connection with payment of PIK interest thereon in accordance with the terms of this Indenture, together with the PIK Notes.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 305.

“Noteholders” has the meaning specified in Section 1401 of this Indenture.

“Notes” means any Notes authenticated and delivered under this Indenture.  The Initial Notes, the PIK Notes, and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, the PIK Notes, and any Additional Notes.  For purposes of this Indenture, all references to “principal amount” of the Notes shall include any increase in the principal amount thereof in respect of PIK interest paid in accordance with the terms of this Indenture.

“Notes Custodian” means the custodian with respect to a Global Note, or any successor Person thereto and shall initially be the Trustee.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offered Price” has the meaning specified in Section 1017 of this Indenture.

“Officer” means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of the Company that meets the requirements set forth in Section 102.

“Old Equity Warrants” means the warrants issued in exchange for the Company’s common stock existing prior to the reorganization of the Company under chapter 11 of the United States Bankruptcy Code.

“Opinion of Counsel” means a written opinion of legal counsel, which and who are reasonably acceptable to, and addressed to the Trustee complying with the requirements of Section 102.  Unless otherwise required by the TIA, such legal counsel may be an employee of or counsel to the Company or a Guarantor.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a)           Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)           Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)           Notes, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

(d)           Notes paid pursuant to Section 306 and Notes in exchange for or in lieu of which other Notes (including pursuant to Section 306) have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding (provided, that in connection with any offer by the Company or any obligor to purchase the Notes, Notes tendered for purchase will be deemed to be Outstanding and held by the tendering Holder until the date of purchase), except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 601, the Trustee, shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

“Pari Passu Indebtedness” means

(a)           with respect to the Notes, Indebtedness which ranks pari passu in right of payment to the Notes, and

(b)           with respect to any Guarantor, Indebtedness that ranks pari passu in right of payment to such Guarantee of such Guarantor.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination or Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person.

“Permitted Investments” means:

(a)           any Investment in the Company or any Restricted Subsidiary;

(b)           any Investment in cash and Cash Equivalents;

(c)                                  any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Similar Business if as a result of such Investment

(1)           such Person becomes a Restricted Subsidiary or

(2)           such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys a division, a line of business or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(d)                                 any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 1017 or any other disposition of assets not constituting an Asset Sale;

(e)                                  any Investment existing on the Issuance Date;

(f)                                    advances to employees not in excess of $1.0 million outstanding at any one time, in the aggregate and advances to employees solely for the purchase of Capital Stock of the Company not to exceed $2.5 million outstanding at any one time;

(g)                                 any Investment acquired by the Company or any of its Restricted Subsidiaries

(1)           in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or

(2)           as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h)                                 Hedging Obligations permitted under clause (i) of paragraph (b) of Section 1010;

(i)                                     loans and advances to officers, directors and employees for business—related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(j)                                     guarantees (including Guarantees) of Indebtedness permitted under Section 1010;

(k)                                  Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(l)            Investments, the payment of which consist of Equity Interests of the Company; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments; and

(m)          additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (m) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary) not to exceed $10.0 million prior to the last date on which interest on the New Notes is payable in PIK and $20.0 million if made thereafter (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1)           pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)           Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)           Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4)           Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)           minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)           Liens existing on the Issuance Date, excluding, pursuant to the Senior Credit Facilities and their related documentation;

(7)           Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(8)           Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(9)           Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under Section 1010 hereof;

(10)         Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(11)         Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12)         ground leases in respect of real property on which facilities leased or owned by the Company or any of its Subsidiaries;

(13)         leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries taken as a whole;

(14)         Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(15)         Liens securing obligations permitted to be incurred under clause (v) of paragraph (b) of Section 1010 hereof;

(16)         Liens in favor of the Company or any Restricted Subsidiary;

(17)         Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s client at which such equipment is located;

(18)         Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10) and (14); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10) and (14) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19)         deposits made in the ordinary course of business to secure liability to insurance carriers;

(20)         Liens securing Indebtedness permitted to be incurred under clauses (i), (ii) and (iv) of paragraph (b) of Section 1010 hereof and any Refinancing Indebtedness of Indebtedness permitted under clause (i) of paragraph (b) of Section 1010 hereof that is incurred pursuant to clause (xvi) thereof;

(21)         Liens contained in purchase and sale agreements limiting the transfer of assets pending the closing of the transactions contemplated thereby;

(22)         to the extent not otherwise resulting in an Event of Default, Liens arising by reason of a judgment, decree or order and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings;

(23)         Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of the Company or any of its Subsidiaries from granting or permitting to exist Liens on their respective assets;

(24)         the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business;

(25)         Liens arising out of conditional sale, title retention, consignment or similar arrangement for the sale of goods in the ordinary course of business; and

(26)         other Liens securing obligations incurred in the ordinary course of business which obligations do to exceed $10.0 million at any one time outstanding.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK” has the meaning specified in the recitals to this Indenture.

“PIK Notes” has the meaning specified in Section 301 of this Indenture.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Rating “ means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a Board Resolution) which shall be substituted for Moody’s or S&P or both, as the case may be.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary issued to Refinance any other Indebtedness of the Company or a Restricted Subsidiary so long as: (1) the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount (or initial accreted value, if applicable) of the Indebtedness being Refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company in connection with such Refinancing); (2) such new Indebtedness has: a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or more than 60 days after the final maturity date of the New Notes; and (3)  if the Indebtedness being Refinanced is Subordinated Indebtedness, then such Refinancing Indebtedness will be subordinate to the Notes or any relevant Subsidiary Guarantee, if applicable, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issuance Date, among the Company, and the Holders named therein.

“Regular Record Date” for the interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted

Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Resale Shelf Registration Statement” means the Resale Shelf Registration Statement as defined in the Registration Rights Agreement.

“Responsible Officer,” when used with respect to the Trustee, means any vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who shall in each case have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning specified in Section 1009 of this Indenture.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Retired Capital Stock” has the meaning specified in Section 1009 of this Indenture.

“Reversion Date” has the meaning specified in Section 1020 of this Indenture.

“S&P” means Standard and Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business and any successor to its rating agency business.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Credit Facilities” means the Fifth Amended and Restated Credit Agreement to be effective as set forth therein, as may be amended from time to time, among the Company, certain Subsidiaries of the Company, the financial institutions named therein, and Deutsche Bank Trust Company Americas, as Administrative Agent (the “Credit Agreement”), including any collateral documents, guarantees, instruments and agreements executed in connection therewith, in each case as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Senior Indebtedness” means (i) the Obligations under the Senior Credit Facilities and (ii) any Indebtedness permitted to be incurred by the Company or any Guarantor under the terms of this Indenture that is on a parity with the Notes.

“Settlement” has the meaning specified in Section 1403 of this Indenture.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Similar Business” means the business and any services, activities or businesses incidental or directly related or similar to, any line of business engaged in by the Company and its Subsidiaries as of the date of this Indenture or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“Special Interest” means all liquidated damages then owing pursuant to the Registration Rights Agreement, including, but not limited to, any Additional Interest.

“Stated Maturity” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

“Subordinated Indebtedness” means (a) with respect to the New Notes, any Indebtedness of the Company which is by its terms subordinated in right of payment to the New Notes and (b) with respect to any Guarantee, any Indebtedness of the applicable Guarantor which is by its terms subordinated in right of payment to such Guarantee.

“Subsidiary” means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Company” has the meaning specified in Section 801 of this Indenture.

“Successor Guarantor” has the meaning specified in Section 802 of this Indenture.

“Suspended Covenants” has the meaning specified in Section 1020 of this Indenture.

“Suspension Date” has the meaning specified in Section 1020 of this Indenture.

“Suspension Period” has the meaning specified in Section 1020 of this Indenture.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

“Trading Day” means a day during which (A) trading in shares of the New Common Stock generally occurs, and (B) a Market Disruption Event has not occurred; provided that if shares of the New Common Stock are not listed for trading or quotation on or by any exchange, bureau or other organization, “Trading Day” will mean any Business Day.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date as of which this Indenture was executed, except as provided in Section 905 hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Subsidiary” means any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below).  The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary but only to the extent (A) the Company would be permitted to make an Investment at the time of designation (assuming the effectiveness of such designation and treating such designation as an Investment at the time of designation) as a Restricted Payment pursuant to paragraph (a) of Section 1009 hereof in an amount equal to the amount of the Company’s Investment in such Subsidiary on such date and (B) such Subsidiary (1) has no Indebtedness other than non-recourse debt, (2) except as permitted by Section 1012 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, and (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.  Any such designation by the Board of Directors shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (ii) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 102.                       COMPLIANCE CERTIFICATES AND OPINIONS.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any Guarantor (if applicable) and any other obligor on the Notes (if applicable) shall furnish to the Trustee an Officers’ Certificate in form and substance reasonably acceptable to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, if requested by the Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 1018(a)) shall include:

(1)           a statement that each individual signing such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.                       FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company, any Guarantor or other obligor on the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company, any Guarantor or other obligor on the Notes stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor on the Notes unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.                                                                    ACTS OF HOLDERS.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)           The principal amount and serial and/or CUSIP numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof (including in accordance with Section 306) in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 105.                       NOTICES, ETC., TO TRUSTEE, THE COMPANY AND ANY GUARANTOR.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)           the Trustee by any Holder or by the Company or any Guarantor or any other obligor on the Notes shall be sufficient for every purpose hereunder if made, given,

furnished or delivered in writing (which may be via facsimile), to or with the Trustee and received at its Corporate Trust Office, Attention:  Corporate Trust Administration, or

(2)           the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered, in writing (which may include via facsimile), or mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

SECTION 106.                       NOTICE TO HOLDERS; WAIVER.

Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, by email or such other applicable customary procedures of the Depository, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

SECTION 107.                       EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108.                       SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.  All agreements of the Trustee in this Indenture shall bind its successors, whether so expressed or not.  All agreements of each Guarantor in this Indenture shall bind its successors, whether so expressed or not, except as otherwise provided in Section 1209 hereof.

SECTION 109.       SEPARABILITY CLAUSE.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110.       BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto, any Agent and their successors hereunder and each of the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111.       GOVERNING LAW.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  UPON THE EFFECTIVENESS OF THE RESALE SHELF REGISTRATION STATEMENT, THIS INDENTURE SHALL BE SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

SECTION 112.       LEGAL HOLIDAYS.

In any case where any Interest Payment Date, any Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be, to the next succeeding Business Day.

SECTION 113.       NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, OR STOCKHOLDERS.

No director, officer, employee, incorporator or stockholders, as such, of the Company or any Guarantor shall have any liability for any obligations of the Company or such Guarantor under the Notes, this Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creations.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 114.       COUNTERPARTS.

This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.

ARTICLE TWO

NOTE FORMS

SECTION 201.       FORMS GENERALLY.

Provisions relating to the New Notes are set forth in the Rule 144A / Regulation S / AI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture.  The New Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company).  Each Note shall be dated the date of its authentication.  The terms of the Note set forth in the Appendix are part of the terms of this Indenture.

ARTICLE THREE

THE NOTES

SECTION 301.       TITLE AND TERMS.

The aggregate principal amount of Notes which may be authenticated and issued under this Indenture is not limited; provided, however that any Additional Notes issued under this Indenture are issued in accordance with Sections 303 and 1010 hereof, as part of the same series as the New Notes.

The Notes shall be known and designated as the “7.5% Senior Convertible Notes due 2020” of the Company.  The Stated Maturity of the Notes shall be February 26, 2020.  Interest on the New Notes will be payable semi-annually in arrears on February 26 and August  26 of each year, starting on August 26, 2010, to holders of record at the close of business on the preceding February 11 and August 11, respectively, with the first six interest payments being payable in PIK and the remaining being payable in cash, at a rate of 7.5% per annum. In connection with the payment of PIK interest in respect of the New Notes, the Company is entitled to, without the consent of the Holders and without regard to Section 1010 hereof, (a) in the case of Global Notes, increase the outstanding principal amount of the Global Notes or (b) in the case of Definitive Notes, issue additional Definitive Notes (the “PIK Notes”) under this Indenture on the same terms and conditions as the Initial Notes.  To the extent interest on the New Notes is paid by issuing PIK Notes, such PIK Notes shall be convertible into New Common Stock at the same Conversion Price as the New Notes as provided in Article Fourteen hereof.  Interest will accrue on the New Notes from and including February 26, 2010 (or, with respect to any PIK Note, such later date of issuance of such PIK Note) or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next Interest Payment Date or maturity date, as the case may be. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

The principal of (and premium, if any) and interest and Special Interest, if any, on the Notes shall be payable at the office or agency of the Company maintained for such purpose; provided, however, that, at the option of the Company, payment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register; provided that all payments of principal, premium, if any, and interest and Special Interest, if any, with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by the Depository or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

The New Notes shall be convertible into New Common Stock pursuant to Article Fourteen.

Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change in Control pursuant to Section 1405.

The Notes shall be subject to repurchase by the Company pursuant to an Asset Sale Offer as provided in Sections 1017 and 1108.  The Notes shall be redeemable as provided in Article Eleven and in the Notes.

The due and punctual payment of principal of, premium, if any, and interest on the Notes payable by the Company is irrevocably unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.

SECTION 302.       DENOMINATIONS.

The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $2,000 and an integral multiples of $1 in excess thereof.

SECTION 303.       EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

The Notes shall be executed on behalf of the Company by an Officer.  The signature of an Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized Officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

On the Issuance Date, the Company shall deliver the Initial Notes in the aggregate principal amount of $140,000,000 executed by the Company to the Trustee for authentication, directing the Trustee to authenticate the Initial Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Initial Notes.   On each Interest Payment Date upon which PIK interest is due and payable with respect to Global Notes, the Trustee, upon receipt of a Company Order, shall increase the principal amount of any such Global Note by an amount equal to the interest payable, rounded up to the nearest $1, for the relevant interest period on the principal amount of such Global Note as of the relevant Regular Record Date for such Interest Payment Date, to be allocated for the credit of the Holders on such Regular Record Date, pro rata in accordance with their interests and subject to the procedures of the Depository, and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, as applicable, to reflect such increase.  On each Interest Payment Date upon which PIK interest is due and payable with respect to Definitive Notes, the Company shall deliver PIK Notes in the applicable principal amount executed by the Company to the Trustee for authentication, directing the Trustee to authenticate such PIK Notes and certifying that all conditions precedent to the issuance of such PIK Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such PIK Notes.  At any time and from time to time after the Issuance Date, the Company may deliver Additional Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Additional Notes, directing the Trustee to authenticate the Additional Notes and certifying that the issuance of such Additional Notes is in compliance with Article Ten hereof and that all other conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Additional Notes.  In each case, the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes.  Such Company Order shall specify the amount of Notes to be authenticated, the applicable CUSIP number, if any, and the date on which the original issue of New Notes or Additional Notes is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Company or any Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon receipt of a Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange.  If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes on behalf of the Trustee.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Note Registrar or Paying Agent to deal with the Company and its Affiliates.

SECTION 304.       TEMPORARY NOTES.

Pending the preparation of certificates representing Notes, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 305.       REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  At all reasonable times, the Note Register shall be open to inspection by the Trustee.  The Trustee is hereby initially appointed as security registrar (the Trustee in such capacity, together with any successor of the Trustee in such capacity, the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.  The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed.  The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.  The Trustee shall not be required to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive and the Notes to be exchanged shall be cancelled by the Trustee.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1107 or 1108, not involving any transfer.

Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

Each holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note by such Holder in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depository.

SECTION 306.       MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, any Guarantor and the Trustee such security or indemnity bond, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company any Guarantor or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Note issued pursuant to this Section 306 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, any Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 307.       PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest may at the Company’s option be paid by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears in the Note Register, provided that all payments of principal, premium, if any, and interest with respect to

Notes represented by one or more permanent Global Notes registered in the name of or held by the Depository or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

Subject to the foregoing provisions of this Section 307, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 308.       PERSONS DEEMED OWNERS.

Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

SECTION 309.       CANCELLATION.

All Notes surrendered for payment, redemption, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  If the Company shall acquire any of the Notes other than as set forth in the preceding sentence, the acquisition shall not operate as a redemption, conversion or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 309.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 309, except as expressly permitted by this Indenture.  All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures, and certification of the destruction of all canceled Notes will be delivered to the Company, at the Company’s request.

SECTION 310.       COMPUTATION OF INTEREST.

Interest on the Notes (other than any Additional Interest) shall be computed on the basis of a 360-day year of twelve 30-day months.  Additional Interest, if any, shall be computed in accordance with Sections 5(c) and 5(d) of the Registration Rights Agreement.

SECTION 311.       CUSIP NUMBERS.

The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such “CUSIP” numbers, ISINs and “Common Code” numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers, ISINs and “Common Code” numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers, ISINs and “Common Code” numbers applicable to the Notes.

SECTION 312.       ISSUANCE OF ADDITIONAL NOTES.

The Company may, pursuant to Section 1010(b)(xv) of this Indenture, issue additional Notes having identical terms and conditions to the Initial Notes issued on the Issuance Date (the “Additional Notes”); provided, however, that no Additional Notes may be issued that would not be treated as part of the same issue under Treasury Regulation Section 1.1275-2(k)(2)(ii).  The New Notes and any Additional Notes issued after the Issuance Date shall be treated as a single class for all purposes under this Indenture.

SECTION 313.       REGISTRATION RIGHTS.

The Holders of the New Notes are entitled to the benefits of the Registration Rights Agreement.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401.       SATISFACTION AND DISCHARGE OF INDENTURE.

This Indenture shall upon Company Request cease to be of further effect (except as set forth in the last paragraph of this Section 401 and as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

(1)           either

(a)           all such Notes theretofore authenticated and delivered (other than (i) Notes which have been lost, stolen or destroyed and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b)           all such Notes not theretofore delivered to the Trustee for cancellation

(i)            have become due and payable by reason of the making of a notice of redemption or otherwise; or

(ii)           will become due and payable at their Stated Maturity within one year; or

(iii)          are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)           no Default or Event of Default (other than resulting from borrowing funds to be applied to make such deposit) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other debt instrument or material agreement to which the Company or any Guarantor is a party or by which it is bound;

(3)           the Company or any Guarantor has paid or caused to be paid all sums payable hereunder by the Company or any Guarantor;

(4)           the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and

(5)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

SECTION 402.       APPLICATION OF TRUST MONEY.

Subject to the provisions of the last paragraph of Section 1003, all money or Government Securities deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or Governmental Securities has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

SECTION 501.       EVENTS OF DEFAULT.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)            the Company’s failure to pay the principal of or premium, if any, on any Note when due, whether at maturity, on a Change in Control Repurchase Date with respect to a Change in Control or otherwise;

(ii)           the Company’s failure to pay an installment of interest (including payment of dividend or other distribution on the New Common Stock as described under Section 1401 hereof) on any Note when due, if the failure continues for 30 days after the date when due;

(iii)          the Company’s failure to satisfy its conversion obligations upon the exercise of a Holder’s conversion right;

(iv)          the Company’s failure to timely provide notice as described under Section 1404(f) hereof or Section 1405 hereof with respect to the Notes;

(v)           the Company’s failure to comply with any other term, covenant or agreement contained in the Notes or this Indenture, if the failure is not cured within 45 days after notice to the Company by the Trustee or to the Trustee and the Company by Holders of at least 25% in aggregate principal amount of the applicable Notes then Outstanding, in accordance with this Indenture;

(vi)          a default by the Company or any of its subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium,

if any, or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $10.0 million or more, or acceleration of the Company’s or its subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of  Notes then outstanding, in accordance with this Indenture;

(vii)         failure by the Company or any of its Subsidiaries, within 45 days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds $10.0 million, which are not stayed on appeal;

(viii)        the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of the United States Bankruptcy Code: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing that it is generally not paying its debts (other than debts which are the subject of a bona fide dispute) as they become due; or

(ix)           a court of competent jurisdiction enters an order or decree under any bankruptcy code that remains unstayed and in effect for 60 days and: (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case; (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or (C) orders the liquidation of the Company or any of its Significant Subsidiaries; provided that clauses (A), (B) and (C) shall not apply to an Unrestricted Subsidiary, unless such  action or proceeding has a material adverse effect on the interests of the Company or any Restricted Subsidiary.

SECTION 502.       ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

If an Event of Default, other than an Event of Default specified in Section 501(viii) or 501(ix), occurs and is continuing, either the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes Outstanding, by notice to the Company and the Trustee, may declare the principal of, (and premium, if any) accrued and unpaid interest on, all the then Outstanding Notes to be immediately due and payable.  In the case of an Event of Default specified in Section 501(viii) or 501(ix) occurs and is continuing, then the principal amount of, and accrued and unpaid interest on, all the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made, the Holders of a majority in aggregate principal amount of the Notes Outstanding, by written notice to the Trustee, may rescind and annul such declaration and its consequences if

(a)           the rescission would not conflict with any order or decree;

(b)           all Events of Default, other than the non-payment of accelerated principal of (or premium, if any, on) or interest, have been cured or waived; and

(c)           all amounts due to the Trustee are paid.

The Trustee is not obligated to exercise any of its rights or powers at the request or demand of the Holders, unless the Holders have offered to the Trustee security or indemnity that is satisfactory to the Trustee against the costs, expenses and liabilities that the Trustee may incur to comply with the request or demand. Subject to applicable law and the Trustee’s rights to indemnification, the Holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

SECTION 503.       COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

If an Event of Default specified in Section 501(i) or 501(ii) occurs and is continuing, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any Guarantor (in accordance with the applicable Guarantee) or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, including, seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 513.  No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

SECTION 504.       TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)            to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes, to take such other actions (including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or other similar official.

SECTION 505.       TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

All rights of action and claims under this Indenture, the Notes or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 506.       APPLICATION OF MONEY AND PROPERTY COLLECTED.

Any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money and property on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 607;

SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD:  The balance, if any, to the Person or Persons entitled thereto, including the Company or any other obligor on the Notes, as their interests may appear or as a court of competent jurisdiction may direct; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

SECTION 507.       LIMITATION ON SUITS.

No Holder of any Notes shall have any right to institute any proceeding with respect to its rights, or for the appointment of a receiver or a Trustee, or for any other remedy hereunder, unless

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)           the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders have offered and, if requested, provided to the Trustee indemnity satisfactory to it against any loss, liability or expense to be incurred in compliance with such request; and

(4)           the Trustee fails to comply with the request within 60 days after the Trustee receives the notice, request and offer of indemnity and does not receive, during those 60 days, from Holders of a majority in aggregate principal amount of the Notes then outstanding, a direction that is inconsistent with the request.

However, the above limitations do not apply to a suit by a Holder to enforce:

(a)           the payment of any amounts due on that Holder’s Notes after the maturity date or any Change in Control Repurchase Date; or

(b)           the right to convert that Holder’s Notes in accordance with this Indenture.

A Holder may not use this Indenture to prejudice the rights of another Holder to obtain a preference or priority over another Holder.

SECTION 508.       UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 307) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or repurchase) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.       RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor, any other obligor on the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.       RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.       DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.       CONTROL BY HOLDERS.

The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that

(1)           such direction shall not be in conflict with any rule of law or with this Indenture or any Guarantee,

(2)           the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting; and

(3)           subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.       WAIVER OF PAST DEFAULTS.

The Holders of a majority in aggregate principal amount of the Outstanding Notes may by notice to the Trustee waive any past Default or Event of Default and its consequences under this Indenture other than a Default or Event of Default:

(a)           in the payment of principal of, premium, if any, or interest on, any Note or in the payment of the Redemption Price or Change in Control Repurchase Price;

(b)           arising from the Company’s failure to convert any Note in accordance with this Indenture; or

(c)           in respect of any provision under this Indenture that cannot be modified or amended without the consent of the Holders of each Outstanding Note affected.

The Company will promptly notify the Trustee upon its becoming aware of the occurrence of any Default or Event of Default. In addition, the Company is required to furnish to the Trustee, on an annual basis within 180 days after fiscal year end, a statement by the Company’s Officers stating whether they have actual knowledge of any Default or Event of Default by the Company in performing any of its obligations under this Indenture or the New Notes and describing any such Default or Event of Default. If a Default or Event of Default has occurred and the Trustee has received notice of the Default or Event of Default in accordance with this Indenture, the Trustee must mail to each registered Holder of applicable New Notes a notice of the Default or Event of Default within 90 days after receipt of the notice. However, the Trustee need not mail the notice if the Default or Event of Default:

(a)           has been cured or waived; or

(b)           is not in the payment or delivery of any amounts due (including upon conversion) with respect to any New Note and the Trustee in good faith determines that withholding the notice is in the best interests of holders.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 514.       WAIVER OF STAY OR EXTENSION LAWS.

The Company, the Guarantors and any other obligors upon the Notes, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company, any Guarantor and any such obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 515.       UNDERTAKING FOR COSTS.

All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 515 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

ARTICLE SIX

THE TRUSTEE

SECTION 601.       CERTAIN DUTIES AND RESPONSIBILITIES.

(a)           Except during the continuance of an Event of Default,

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith or willful misconduct on its part, as determined in a final and non-appealable decision of a court of competent jurisdiction, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions which by any provision hereof are required to be delivered to the Trustee, furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

(b)           In case an Event of Default has occurred and is continuing of which written notice of such  Event of Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, EXCEPT that

(i)            this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 601;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved in a final and non-appealable decision of a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)            The Trustee shall not be deemed to have knowledge of any Default or Event of Default or fact or event which might require the Trustee to take any action or give any notice unless it has received written notice from the Company, any other obligor of the Notes or any Holder of the circumstances constituting the same and stating so in such written notification thereof.

(g)           The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article Ten.  Delivery of reports, information and documents to the Trustee under Sections 1018 and 1019 hereof is for information purposes only and the receipt by the Trustee of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder, as to which the Trustee is entitled to rely on Officers’ Certificates.

(h)           Any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

SECTION 602.       NOTICE OF DEFAULTS.

Within 90 days after the receipt of written notice from the Company, any other obligor of the Notes or any Holder of the occurrence of any Default or Event of Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), mail notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived or, is not in the payment or delivery of any amounts due (including upon conversion) with respect to any Note and the Trustee in good faith determines that withholding notice is in the best interests of the Holders.

SECTION 603.       CERTAIN RIGHTS OF TRUSTEE.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Subject to the provisions of TIA Sections 315(a) through 315(d):

(i)            the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(iii)          whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers’ Certificate or an Opinion of Counsel, or both;

(iv)          the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(v)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(vi)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(vii)         the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

(viii)        the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(c)           The Trustee shall not be required to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(e)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(f)            The Trustee may make a written request that the Company deliver to the Trustee within five Business Days a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(g)           Unless otherwise required by applicable law, the Trustee shall not have any duty (1) to see to any recording, filing or depositing of this Indenture or any Indenture referred to herein, or see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (2) to see to any insurance.

(h)           Unless otherwise required by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of the powers granted hereunder.

SECTION 604.           TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T—1 supplied to the Company are true and accurate, subject to the qualifications set forth therein.  The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 605.           MAY HOLD NOTES.

The Trustee, any Paying Agent, any Note Registrar, any Authenticating Agent or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar, Authenticating Agent or such other agent.

SECTION 606.           MONEY HELD IN TRUST.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607.           COMPENSATION AND REIMBURSEMENT.

(a)           The Company agrees to pay to the Trustee from time to time such reasonable compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           The Company agrees, except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, professional advisers and counsel and costs and expenses of collection), except any such expense, disbursement or advance as may be attributable to its willful misconduct, negligence or bad faith, as determined in a final and non-appealable decision of a court of competent jurisdiction; and

(c)           The Company and the Guarantors, jointly and severally, agree to indemnify each of the Trustee or any predecessor Trustee (and their respective directors, officers, employees and agents) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without willful misconduct, negligence or bad faith on its part, as determined in a final and non-appealable decision of a court of competent jurisdiction, arising put of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (regardless of whether such claim is asserted by the Company, a Guarantor, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section 607 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.  As security for the performance of such obligations of the Company, the Trustee shall have a Lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(viii) or (ix), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section 607 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 608.           CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a), and which shall have a combined capital and surplus of at least $100,000,000 (or in the case of a corporation included in a bank holding company system, the related bank holding company shall have a combined capital and surplus of at least $100,000,000).  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 609.           RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 609.

(b)           The Trustee may resign at any time by giving written notice thereof to the Company.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee.  If an instrument of acceptance required by this Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

(d)           If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(e)           If at any time:

(i)            the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(ii)           the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

(iii)          the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a Custodian of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)            If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(g)           The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 106.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 610.           ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 611.           MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any corporation or national association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.  In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee.  In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.           COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES.

The Company will furnish or cause to be furnished to the Trustee

(a)           semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b)           at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

SECTION 702.           DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

SECTION 703.           REPORTS BY TRUSTEE.

Within 60 days after February 15 of each year commencing with February 15, 2011, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such reporting date if required by TIA Section 313(a).

ARTICLE EIGHT

MERGER, CONSOLIDATION, OR SALE OF ASSETS

SECTION 801.           COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i)            the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”);

(ii)           the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under this Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii)          immediately after such transaction, no Default or Event of Default exists;

(iv)          immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness under paragraph (a) of Section 1010, or (B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(v)           each Guarantor, unless it is the other party to the transactions described above, in which case clause (ii) shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(vi)          the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture.

The Successor Company will succeed to, and be substituted for, the Company under this Indenture and the Notes.  Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

SECTION 802.           GUARANTORS MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

Subject to Section 1209, each Guarantor shall not, and the Company shall not permit a Guarantor to, consolidate or merge with or into or wind up into (whether or not such

Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions to, any Person, unless at the time and after giving effect:

(a)           (i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any State thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(ii)           the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor hereunder and under such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii)          immediately after such transaction, no Default or Event of Default exists; and

(iv)          the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture; or

(b)           the transaction is made in compliance with Section 1017.

Subject to Section 1209 hereof, the Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee.  Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Company.

SECTION 803.           SUCCESSOR SUBSTITUTED.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Company or any Guarantor in accordance with Sections 801 and 802 hereof, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Company or such Guarantor, as the case may be, herein or the Guarantees, as the case may be.  When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.

ARTICLE NINE

SUPPLEMENTS AND AMENDMENTS TO INDENTURE

SECTION 901.           SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

Without notice to or the consent of any Holder, the Company, may with the consent of the Trustee, at any time and from time to time, amend or supplement this Indenture, any Guarantee, or the Notes, in form satisfactory to the Trustee, for any of the following purposes to:

(1)           evidence the assumption of its obligations under this Indenture and the Notes by a successor upon its consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of its property or assets in accordance with this Indenture;

(2)           make adjustments in accordance with this Indenture to the right to convert the Notes upon certain reclassifications in its common stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of its property or assets;

(3)           secure its obligations in respect of the Notes;

(4)           add to its covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(5)           make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

(6)           cure any ambiguity, defect, omission or inconsistency in this Indenture;

(7)           provide for uncertificated Notes in addition to or in place of certificated Notes;

(8)           comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act as in effect on the date on which this Indenture is qualified thereunder;

(9)           provide for the issuance of PIK Notes or Additional Notes, in accordance with the limitations set forth in this Indenture;

(10)         allow any Guarantor to execute a supplemental indenture with respect to the Notes;

(11)         comply with the rules of any securities depository; or

(12)         make any change that does not adversely affect the rights of any Holder, subject to the provisions hereof.

SECTION 902.           SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

With the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee, may amend or supplement this Indenture or any New Notes for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions hereunder or thereunder or of modifying in any manner the rights of the Holders hereunder or thereunder and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, other than Notes beneficially owned by the Company or its Affiliates; provided, however, that no such amendment, supplement or waiver shall, without the consent of the Holder of each Outstanding Note affected thereby (with respect to any Notes held by a nonconsenting Holder):

(a)           change the stated maturity of the principal of, or the payment date of any installment of interest on, or any additional amounts with respect to, any Note;

(b)           reduce the principal amount of, or any premium or interest on, any Note;

(c)           change the place, manner or currency of payment of principal of, or any premium or interest on, any Note;

(d)           impair the right to institute a suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Note;

(e)           modify, in a manner adverse to the Holders, the provisions of this Indenture relating to (i) the right of the Holders to require the Company to repurchase Notes upon a fundamental change or (ii) the Redemption Price or its obligation to pay the Redemption Price when due;

(f)            modify the ranking provisions of this Indenture in a manner adverse to the Holders;

(g)           adversely affect the right of the Holders to convert their Notes in accordance with this Indenture;

(h)           reduce the percentage in aggregate principal amount of Outstanding Notes whose holders must consent to a modification or amendment of this Indenture or the Notes;

(i)            reduce the percentage in aggregate principal amount of Outstanding Notes whose holders must consent to a waiver of compliance with any provision of this Indenture or the Notes or a waiver of any Default or Event of Default; or

(j)            modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.           EXECUTION OF SUPPLEMENTAL INDENTURES.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and, with respect to such Opinion of Counsel, that such amended or supplemental indenture is a valid and binding obligation of the Company, enforceable against it in accordance with its terms (subject to customary conditions).  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.           EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby (except as provided in Section 902).

SECTION 905.           CONFORMITY WITH TRUST INDENTURE ACT.

Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.           REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form satisfactory to the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee, upon receipt of a Company Order in exchange for Outstanding Notes.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such supplemental indenture.

SECTION 907.           NOTICE OF SUPPLEMENTAL INDENTURES.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

SECTION 1001.         PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST.

The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest and Special Interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture.  Principal, interest or Special Interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, as of 10:00 a.m., New York City time on that date U.S. legal tender designated for and sufficient to pay such principal, interest or Special Interest then due.  PIK interest shall be considered paid on the date due if the Trustee is directed on or prior to such date to issue PIK Notes or increase the principal amount of the applicable Global Notes, in each case in an amount equal to the amount of the applicable PIK interest.

SECTION 1002.         MAINTENANCE OF OFFICE OR AGENCY.

The Company will maintain an office or agency where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange, where the Notes may be presented for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The designated office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.  The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

SECTION 1003.         MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (premium, if any) or cash interest or Special Interest, if any, on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to so act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (premium, if any) or cash interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure to so act.

The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will:

(1)           hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)           give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(3)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the

(4)           Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the written request and expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.         CORPORATE EXISTENCE.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except that of the Company), right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

SECTION 1005.         PAYMENT OF TAXES AND OTHER CLAIMS.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary prior to the date on which material penalties attach thereto and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

SECTION 1006.         MAINTENANCE OF PROPERTIES.

The Company will cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 1006 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not adverse in any material respect to the Holders.

SECTION 1007.         ADDITIONAL INTEREST NOTICE.

In the event the Company is required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice (the “Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) calendar days prior to the proposed interest payment date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such Interest Payment Date.  The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

SECTION 1008.         COMPLIANCE WITH LAWS.

The Company shall comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as may be contested in good faith or as to which a bona fide dispute may exist and except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 1009.         LIMITATION ON RESTRICTED PAYMENTS.

(a)           The Company will not, and will not permit any Restricted Subsidiaries to:

(i)            directly or indirectly declare or pay any dividend or make any distribution in respect of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:  (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(ii)           purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

(iii)          make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness; or

(iv)          make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)           no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)           immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under paragraph (a) of Section 1010;

(3)           such Restricted Payment is made after August 26, 2013; and

(4)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issuance Date is less than the sum of:

(A)          50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the fiscal quarter that first begins after the Issuance Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(B)           100% of the aggregate net cash proceeds received by the Company since immediately after the Issuance Date from the issue or sale of (x) Equity Interests of the Company or (y) debt securities of the Company (other than the New Notes) that have been converted into Equity Interests of the Company (other than debt held by a Subsidiary of the Company); provided, however, that this clause (B) shall not include the proceeds from (a) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary or the Company, as the case may be, (b) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (c) Excluded Contributions, plus

(C)           100% of the aggregate amount received in cash received by means of (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company and its Restricted Subsidiaries by such Person and repayments of loans or advances which constitute Restricted Investments by the Company and its Restricted Subsidiaries or (B) the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case an

Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary and constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary (to the extent not included in Net Income), plus

(D)          100% of the aggregate amount of cash contributed to the capital of the Company following the Issuance Date (other than by a Restricted Subsidiary and other than Excluded Contributions), plus

(E)           in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the investment in such Unrestricted Subsidiaries at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary and (ii) the amount of all Restricted Payments made to such Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary and constituted a Permitted Investment.

(b)           The foregoing provisions will not prohibit:

(i)            the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(ii)           the redemption, repurchase, retirement, defeasance or other acquisition of any Equity Interests (the “Retired Capital Stock”) or Subordinated Indebtedness of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (other than any Disqualified Stock);

(iii)          the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Subordinated Indebtedness of the Company so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, together with all costs and expenses paid in connection thereto; (B) such Indebtedness is subordinated to the Senior Indebtedness and the Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value; (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the New Notes or the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the New Notes or the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(iv)          a Restricted Payment to pay for the repurchase, redemption, retirement or other acquisition or retirement for value of common Equity Interests of the Company held by any future, present or former employee, director or consultant (or their heirs or estates) of the Company or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any subscription, stockholder or other agreement; provided, however, that the aggregate Restricted Payments made under this clause (iv) does not exceed in any calendar year $2.5 million and $15.0 million over the entire term of the Notes; provided further that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests of the Company to members of management, directors or consultants (or their heirs or estates) of the Company and its Subsidiaries that occurs after the Issuance Date plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issuance Date; and provided further that cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this Section 1009 or any other provision hereof;

(v)           any repricing or issuance of employee stock options or the adoption of bonus arrangements, in each case in connection with the issuance of the New Notes, and payments pursuant to such arrangements;

(vi)          the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with the Fixed Charge Coverage Ratio test described in Section 1010;

(vii)         repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or similar rights if such Equity Interests represent a portion of the exercise price of such options, warrants or similar rights;

(viii)        payments of cash, dividends, distributions or advances by the Company to allow the payment of cash in lieu of the issuance of fractional shares upon (a) the exercise of options or warrants or (b) the conversion or exchange of Capital Stock of the Company;

(ix)           payments of cash, dividends, distributions or advances by the Company and the Guarantors to prepay, redeem, defease, repurchase, retire, or otherwise acquire the New Notes, subject to the provisions of Article Eleven;

(x)            Restricted Payments that are made with Excluded Contributions; and

(xi)           other Restricted Payments in an aggregate amount not to exceed $5.0 million made prior to the last date on which interest on the New Notes is payable in PIK and $15.0 million if made thereafter.

(c)           As of the Issuance Date, all of the Company’s Subsidiaries will be Restricted Subsidiaries.  The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time (whether pursuant to clause (a) of this Section 1009 or pursuant to the definition of “Permitted Investments”) and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

SECTION 1010.         LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur” and collectively, an “incurrence”) any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock or permit any of its Restricted Subsidiaries to issue any shares of Disqualified Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company’s and its Restricted Subsidiaries’ most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 3.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness and Disqualified Stock that may be incurred pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors of the Notes shall not exceed $10.0 million at any one time outstanding.

(b)           The foregoing limitations will not apply to:

(i)            the incurrence by the Company or the Guarantors of Indebtedness under the Senior Credit Facilities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $311,019,628 outstanding at any one time plus any amounts for premiums, costs and expenses associated with a refinancing or refinancings of Indebtedness in this clause (i);

(ii)           the incurrence by the Company and any Guarantor of Indebtedness represented by the New Notes (including any Guarantee and the PIK Notes), including any notes issued in exchange for the New Notes and any guarantees thereof;

(iii)          the Existing Indebtedness (other than indebtedness described in another clause hereof);

(iv)          the incurrence by the Company or the Guarantors of Indebtedness pursuant to a Credit Facility in an aggregate amount up to $50.0 million;

(v)           the incurrence by the Company of Indebtedness represented by Capitalized Lease Obligations, Disqualified Stock incurred by the Company or any of its Restricted Subsidiaries, mortgage financings or purchase money obligations, when aggregated with the principal amount of all other Indebtedness and Disqualified Stock, incurred pursuant to this clause (v) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness or Disqualified Stock incurred pursuant to this clause (v), does not exceed $25.0 million;

(vi)          Indebtedness incurred by the Company or any of its Restricted Subsidiaries arising in respect of letters of credit, bankers’ acceptances, workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, in each case in the ordinary course of business;

(vii)         Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note and is subordinated in right of payment to the New Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

(viii)        Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that (i) any such Indebtedness is made pursuant to an intercompany note and (ii) if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

(ix)           Hedging Obligations that are incurred in the ordinary course of business (but in any event excluding Hedging Obligations entered into for speculative purposes);

(x)            obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(xi)                                Indebtedness of any Guarantor in respect of such Guarantor’s Guarantee;

(xii)                             (A) any guarantee by the Company of Indebtedness or other obligations of any Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture and (B) any guarantee by a Restricted Subsidiary of Indebtedness of the Company; provided that such Guarantee is incurred in accordance with Section 1014 hereof;

(xiii)                          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(xiv)                         (A) any guarantee by the Company or a Guarantor of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture and (B) any guarantee by a Restricted Subsidiary of Indebtedness of the Company; provided that such Guarantee is incurred in accordance with Section 1014 hereof;

(xv)                            Issuance by the Company of additional senior convertible notes on terms that are identical to the New Notes in an aggregate principal amount not to exceed $20.0 million, solely for the purpose of curing any covenant defaults under the Senior Credit Facility;

(xvi)                         Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the Fixed Charge Coverage Ratio test set forth in paragraph (a) of this Section 1010 or clauses (i), (ii), (iii) or (xvi);

(xvii)                      Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment or purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than the guarantees of Indebtedness incurred by any Person acquiring all of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(xviii)                   The incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(xix)                           Indebtedness representing installment insurance premiums of the Company owing to insurance companies in the ordinary course of business;

(xx)                              The incurrence of Indebtedness consisting of guarantees of loans or other extensions of credit to or on behalf of current or former officers, directors,

employees or consultants of the Company, or any of its Subsidiaries for the purposes of permitting such Persons to purchase Capital Stock of the Company, not to exceed $1.0 million;

(xxi)                           The incurrence by the Company and the Guarantors of royalties, the dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with the ordinary course of business or normal practices in the commercial vehicle components industry;

(xxii)                        Indebtedness or Disqualified Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that such Indebtedness or Disqualified is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger, either (i) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this Section 1010 or (ii) the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition or merger; or

(xxiii)                     The incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Refinancing Indebtedness incurred to renew, refund, refinance, defease or discharge any Indebtedness incurred pursuant to this clause (xxiii), not to exceed $40.0 million.

For purposes of determining compliance with this Section 1010, in the event that an item of Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of permitted Indebtedness or Disqualified Stock described in clauses (i) through (xxiii) above or is entitled to be incurred pursuant to paragraph (a) of this Section 1010, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness or Disqualified Stock and will only be required to include the amount and type of such Indebtedness or Disqualified Stock in one of the above clauses.  Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or Disqualified Stock for purposes of this Section 1010.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.  The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

SECTION 1011.                                                         LIMITATION ON LIENS.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur or suffer to exist any Lien on any asset or property of the Company or such Restricted Subsidiary securing Indebtedness (other than Permitted Liens) unless all payments due under the New Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the New Notes) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien.

The preceding paragraph will not require the Company or any Restricted Subsidiary of the Company to secure the New Notes if the relevant Lien consists of a Permitted Lien.  Any Lien which is granted to secure the New Notes or such Guarantee under the preceding paragraph shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee under such preceding paragraph.

SECTION 1012.                                                         LIMITATION ON TRANSACTIONS WITH AFFILIATES.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(i)                                     such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii)                                  the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above; provided that for any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Company shall deliver to the Trustee, in addition to such board resolution and Officers’ Certificate, a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) above.

(b)                                 The foregoing provisions will not apply to the following:

(i)                                     transactions between or among the Company and/or any of its Restricted Subsidiaries;

(ii)                                  any indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary;

(iii)                               payments or loans (or cancellation of loans) to employees or consultants of the Company, any of its direct or indirect parent corporations or any Restricted Subsidiary which are approved by a majority of the Board of Directors of the Company in good faith, which shall not exceed $1.0 million in the aggregate at any one time outstanding;

(iv)                              any agreement as in effect as of the Issuance Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) or any transaction contemplated thereby;

(v)                                 any employment agreement or employee benefit plan entered into by the Company or any Restricted Subsidiary in the ordinary course of business and payments pursuant thereto;

(vi)                              payment of reasonable directors’ fees and expenses;

(vii)                           transactions with joint ventures in a Similar Business;

(viii)                        transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(ix)                                the issuance of Equity Interests (other than Disqualified Stock) of the Company to any director, officer, employee or consultant;

(x)                                   any contribution to the capital of the Company;

(xi)                                transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of paragraph (a) of this Section 1012;

(xii)                             Restricted Payments permitted by Section 1009 hereof and Permitted Investments;

(xiii)                          the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issuance Date and any similar agreements which it may enter into thereafter; and

(xiv)                         pledges of Equity Interests of Unrestricted Subsidiaries.

SECTION 1013.                                                         LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)                                  (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b)                                 make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c)                                  sell, lease, or transfer any of its properties or assets to the Company, or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)                                  contractual encumbrances or restrictions in effect on the Issuance Date, including, without limitation, pursuant to Existing Indebtedness or the Senior Credit Facilities and their related documentation;

(2)                                  this Indenture, the New Notes and the Guarantees;

(3)                                  purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4)                                  applicable law or any applicable rule, regulation or order;

(5)                                  any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)                                  contracts for the sale of assets or Capital Stock, including, without limitation restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7)                                  secured Indebtedness otherwise permitted to be incurred pursuant to (i) Section 1010 and (ii) Section 1011 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)                                  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)                                  customary provisions in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), including provisions limiting the distribution or disposition of assets or property, entered into in the ordinary course of business or with the approval of the Board of Directors of the Company;

(10)                            customary provisions (including non-assignment provisions) contained in leases and other agreements entered into in the ordinary course of business;

(11)                            Refinancing Indebtedness; or

(12)                            any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1), (2) and (7)(i) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company’s Board of Directors, not, taken as a whole, more restrictive with respect to such dividend and other payment restrictions set forth in clauses (a), (b) and (c) above than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 1014.                                                         LIMITATION ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES.

(a)                                  The Company will not permit any Restricted Subsidiary that is a Domestic Subsidiary, other than a Guarantor, to guarantee the payment of any Indebtedness of the Company or any other Guarantor unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary except that with respect to a guarantee of Indebtedness of the Company or any Guarantor if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee of the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes.

(b)                                 Notwithstanding the foregoing and the other provisions of this Indenture, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited hereunder); (ii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee; (iii) upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Indenture or (iv) if the Company designates a Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary.

SECTION 1015.                                                         [INTENTIONALLY OMITTED].

SECTION 1016.                                                         [INTENTIONALLY OMITTED].

SECTION 1017.                                                         LIMITATION ON SALES OF ASSETS.

The Company will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless (x) the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and (y) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company, or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that (a) the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Company and all Restricted Subsidiaries have been validly released by all creditors in writing, (b) any securities, notes or other obligations received by the Company or its Restricted Subsidiaries from such transferee that are converted by the Company or such Restricted Subsidiaries into cash or Cash Equivalents within 270 days following the closing of such Asset Sale and (c) any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having a Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at the time outstanding not to exceed 10% of Total Assets at the time of receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this provision and for no other purpose.

Within 270 days after the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale (i) to permanently reduce (x) Obligations under the Senior Credit Facilities, and if the Senior Credit Facilities repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; or (y) other Pari Passu Indebtedness; and/or (ii) to make an investment in (A) any one or more businesses, provided, that such investment in any business is in the form of the acquisition of all or substantially all of the assets or any Capital Stock of such business and results in the Company or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) acquisitions of other assets used or useful in a Similar Business.

Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents, Investment Grade Securities or any other manner not prohibited by this Indenture.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the second paragraph of this Section 1017 will be deemed to constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall make an offer to all Holders, and if required by the terms of any Pari Passu Indebtedness, to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness, that is an integral multiple of $1 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer (the “Offered Price”) in accordance with the procedures set forth in this Indenture, provided that if such Asset Sale Offer is made on or before February 26, 2013, the offer price with respect to the Notes shall be in an amount equal to 100% of the principal amount thereof, plus all interest that would be payable and unpaid (whether or not accrued) on February 26, 2013, and provided further that no Notes of $2,000 or less shall be purchased in part.

SECTION 1018.                                                         STATEMENT BY OFFICERS AS TO DEFAULT.

(a)                                  The Company will deliver to the Trustee, within 180 days after the end of each fiscal year, an Officers’ Certificate stating whether such Officers signing the Officers’ Certificate have actual knowledge of any Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default by the Company in performing any of its obligations under the Indenture or the New Notes, describing any such Default or Event of Default and what actions the Company is taking or proposes to take with respect thereto.  The Company shall provide prompt written notice to the Trustee of any change to the fiscal year, which as of the date hereof ends on December 31.

(b)                                 When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $10 million), the Company shall notify the Trustee in writing of such event, notice or other action within five Business Days of its occurrence.

SECTION 1019.                                                         COMMISSION REPORTS AND REPORTS TO HOLDERS.

The Company will deliver to the Trustee (without exhibits), within 15 days after it is required to file them with the Commission copies of: (A) annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (B) reports on Form 10-Q (or any successor or comparable form); (C) reports on Form 8-K (or any successor or comparable form); and (D) any other information, documents and other reports which the Company would be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, if the Company is not obligated to file such reports with the Commission or if the Commission does not permit such filing, the Company shall make available such information to prospective purchasers of the Notes, in addition to providing such information to the Trustee and the holders of the Notes, in each case within 15 days after the time the Company would have been required to file such information with the Commission, if it were subject to Sections 13 or 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Company shall be deemed to have furnished the reports, documents and information referred to above to the Trustee, the Holders and/or the prospective purchasers of the Notes, if the Company has filed such reports, documents or information with the Commission via the EDGAR filing system (or any successor system) and/or posted such reports, documents or information on the Company’s website and such reports, documents and information are publicly available.

SECTION 1020.                                                         SUSPENSION OF COVENANTS.

(a)                                  During any period of time that:  (1) the Notes have a Qualified Rating from Moody’s and S&P and (2) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (1) and (2) being collectively referred to as a “Covenant Suspension Event”), the Company and the Restricted Subsidiaries shall not be subject to the following provisions of this Indenture:

(i)                                     Section 1009;

(ii)                                  Section 1010;

(iii)                               Section 1012;

(iv)                              Section 1013;

(v)                                 Section 1014; and

(vi)                              Section 1017;

(collectively, the “Suspended Covenants”).  Upon the occurrence of a Covenant Suspension Event, the Guarantees of the Guarantors shall be suspended as of such date (the “Suspension Date”).  In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Qualified Rating or downgrades the rating assigned to the Notes below a Qualified Rating or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events and the Guarantees shall be reinstated.  The period of time between the Suspension Date and the

Reversion Date is referred to in this description as the “Suspension Period”.  Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(b)                                 On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period shall be classified to have been incurred or issued pursuant to Sections 1010 (in each case, to the extent such Indebtedness or Disqualified Stock would be permitted to be incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness incurred or issued prior to the Suspension Period and outstanding on the Reversion Date).  To the extent such Indebtedness or Disqualified Stock would not be so permitted to be incurred or issued pursuant to Section 1010, such Indebtedness or Disqualified Stock shall be deemed to have been outstanding on the Issuance Date, so that it is classified as permitted under Section 1010(b)(iii).  Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 1009 shall be made as though Section 1009 had been in effect since the Issuance Date and throughout the Suspension Period, except that no default shall be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.  Accordingly, Restricted Payments made during the Suspension Period shall reduce the amount available to be made as Restricted Payments under Section 1009.

(c)                                  The Company shall give the Trustee prompt (and in any event not later than five Business Days after a Covenant Suspension Event) written notice of any Covenant Suspension Event.  In the absence of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.  The Company shall give the Trustee prompt (and in any event not later than five Business Days after a Reversion Date) written notice of any occurrence of a Reversion Date.  After any such notice of the occurrence of a Reversion Date, the Suspended Covenants shall apply and be in full force and effect.

ARTICLE ELEVEN

REDEMPTION OR REPURCHASE OF NOTES

SECTION 1101.                                                         OPTIONAL REDEMPTION.

The Notes may or shall, as the case may be, be redeemed at the election of the Company, as a whole but not in part, subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued interest to the Redemption Date.

SECTION 1102.                                                         APPLICABILITY OF ARTICLE.

Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.                                                         ELECTION TO REDEEM; NOTICE TO TRUSTEE.

The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution.  In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

SECTION 1104.                                                         NOTICE OF REDEMPTION.

Notice of redemption shall be given by the Company in the manner provided for in Section 106 at least 30 but not more than 60 days prior to the Redemption Date, to each Holder to be redeemed at such Holder’s registered address.

All notices of redemption shall be prepared by the Company and shall state:

(1)                                  the Redemption Date,

(2)                                  the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

(3)                                  that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

(4)                                  the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(5)                                  the name and address of the Paying Agent,

(6)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(7)                                  the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

(8)                                  the paragraph of the Notes pursuant to which the Notes are to be redeemed.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 1105.                                                              DEPOSIT OF REDEMPTION PRICE.

Prior to 10:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 1106.                                                              NOTES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date according to their terms and the provisions of Section 307.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

SECTION 1107.                                                              RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE THE NEW NOTES IF A CHANGE IN CONTROL OCCURS.

(a)                                  Repurchase due to Change in Control. If a Change in Control occurs, each Holder of Notes (other than a holder, in the case of clause (i) of the definition of a Change in Control, that is a person or part of a group (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) that is a beneficial owner (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding voting power of all classes of the Company’s Voting Stock) may, at its option, require the Company to repurchase all or a portion of its Notes for cash at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the Change in Control Repurchase Date.

If a Change in Control occurs, each Holder will have the right (except as otherwise described above), at its option, subject to the terms and conditions of this Indenture, to require the Company to repurchase all or a portion of its Notes not previously called for redemption in integral multiples of $1 principal amount, at a price equal to 101% of the principal amount of the Notes to be repurchased, plus, except as described below, any accrued and unpaid interest to, but excluding, the Change in Control Repurchase Date, as described below; provided that no Notes of $2,000 or less shall be purchased in part.  However, if the Change in Control Repurchase Date is after a Regular Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of interest due on that Interest Payment Date will be payable, on that Interest Payment Date, to the Holder of record at the close of business on the related Regular Record Date, and the repurchase price (the “Change in Control Repurchase Price”) will not include any accrued and unpaid interest.

The Company must repurchase the Notes on a date of its choosing (such a date, the “Change in Control Repurchase Date”). However, the Change in Control Repurchase Date shall be no later than 35 days, and no earlier than 20 days, after the date the Company mails the relevant notice of the Change in Control, as described in clause (b) below.

(b)                                 Notices. Within 20 days after the occurrence of a Change in Control, the Company must mail to all registered Holders at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, a notice regarding the Change in Control. The Company must also publicly release, through a reputable national newswire service, a notice of the Change in Control. The notice must state, among other things:

(i)                                     the events causing the Change in Control;

(ii)                                  the date of the Change in Control;

(iii)                               the Change in Control Repurchase Date;

(iv)                              the last date on which a Holder may exercise its rights with respect to such Change in Control as set forth in this Section 1107 (the “Change in Control Repurchase Right”);

(v)                                 the Change in Control Repurchase Price;

(vi)                              the names and addresses of the Paying Agent and the Conversion Agent;

(vii)                           the procedures that Holders must follow to exercise their Change in Control Repurchase Right;

(viii)                        the conversion rate and, if applicable, any adjustments to the conversion rate that will result from the Change in Control; and

(ix)                                that Notes with respect to which a Holder has delivered a fundamental change repurchase notice (a “Change in Control Repurchase Notice”) may be converted, if otherwise convertible, only if the Holder withdraws the Change in Control Repurchase Notice in accordance with the terms of this Indenture.

To exercise the repurchase right, a Holder must deliver a written Change in Control Repurchase Notice to the Paying Agent no later than the close of business on the Business Day immediately preceding the Change in Control Repurchase Date. This written notice must state:

(i)                                     the certificate numbers of the Notes that the Holder will deliver for repurchase, if they are in certificated form;

(ii)                                  the principal amount of the Notes to be repurchased, which must be an integral multiple of $1 and be an amount such that the unpurchased portion remaining on any Note delivered for repurchase in part is at least $2,000 in principal amount;

(iii)                               that the Notes are to be repurchased by the Company pursuant to the fundamental change provisions of this Indenture.

A Holder may withdraw any Change in Control Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Change in Control Repurchase Date. The notice of withdrawal must state:

(i)                                     the name of the Holder;

(ii)                                  a statement that the Holder is withdrawing its election to require the Company to repurchase its Notes;

(iv)                              the certificate numbers of the Notes being withdrawn, if they are in certificated form;

(v)                                 the principal amount of Notes being withdrawn, which must be an integral multiple of $1; and

(vi)                              the principal amount, if any, of the Notes that remain subject to the Change in Control Repurchase Notice, which must be an integral multiple of $1.

If the Notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

(c)                                  Payment; Delivery; etc. To receive payment of the Change in Control Repurchase Price for a Note for which the Holder has delivered and not validly withdrawn a Change in Control Repurchase Notice, the Holder must deliver the New Note, together with necessary endorsements, to the Paying Agent at any time after delivery of the Change in Control Repurchase Notice. The Company will pay the Change in Control Repurchase Price for the Note promptly after the later of the Change in Control Repurchase Date and the time of delivery of the Note, together with necessary endorsements.

If the Paying Agent holds on the Change in Control Repurchase Date money sufficient to pay the Change in Control Repurchase Price due on all Notes or portions thereof that are to repurchased by the Company in accordance with the terms of this Indenture, then, on and after the Change in Control Repurchase Date, the Notes will cease to be outstanding and interest on such Notes will cease to accrue, whether or not the Holders deliver the Notes to the Paying Agent. Thereafter, all other rights of the Holders terminate, other than the right to receive the Change in Control Repurchase Price upon delivery of the Notes.

In connection with any Change in Control offer, the Company will, to the extent applicable:

(i)                                     comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws;

(ii)                                  file a Schedule TO or any other required schedule under the Exchange Act or other applicable laws; and

(iii)                               otherwise comply with all applicable federal and state securities laws in connection with any offer by the Company to purchase the Notes.

No Notes may be repurchased by the Company at the option of the Holders upon a Change in Control if the principal amount of the applicable Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

SECTION 1108.                                                              OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS

In the event that, pursuant to Section 1017 of this Indenture, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

Within 10 Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company shall give to each Holder, with a copy to the Trustee, in the manner provided in Section 106 a notice stating:

(i)                                     that the Holder has the right to require the Company to repurchase such Holder’s Notes at the Offered Price, subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Notes tendered;

(ii)                                  the date of purchase of Notes pursuant to the Asset Sale Offer (the “Asset Sale Purchase Date”), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(iii)                               that the Offered Price will be paid to Holders electing to have Notes purchased on the Asset Sale Purchase Date; provided that a Holder must surrender its Note to the Paying Agent at the address specified in the notice prior to the close of business at least five Business Days prior to the Asset Sale Purchase Date;

(iv)                              any Note not tendered will continue to accrue interest pursuant to its terms;

(v)                                 that unless the Company defaults in the payment of the Offered Price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Purchase Date;

(vi)                              that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes, provided that the Company receives, not later than the close of business on the third Business Day preceding the Asset Sale Purchase Date, a facsimile transmission or letter setting forth the name of the

Holder, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

(vii)                           that the Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1 in excess thereof; and the instructions a Holder must follow in order to have his Notes purchased in accordance with Section 1017 and this Section 1108.

To the extent that the aggregate amount of Notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture.  If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes, and the Company shall select the Pari Passu Indebtedness to be purchased in the manner described in the immediately succeeding paragraph.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

If less than all the Notes are to be repurchased pursuant to Section 1017 and this Section 1108, selection of such Notes for repurchase shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other similar method in accordance with the procedures of the Depository (and in such manner as complies with applicable legal requirements); provided that no Notes of $2,000 or less shall be purchased in part. The Trustee shall promptly notify the Company in writing of the Notes selected for repurchase and, in the case of any Notes selected for partial repurchase, the principal amount thereof to be repurchased.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to repurchase of Notes shall relate, in the case of any Note repurchased or to be repurchased only in part, to the portion of the principal amount of such Note which has been or is to be repurchased.

The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 1017 or this Section 1108, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture.

ARTICLE TWELVE

GUARANTEES

SECTION 1201.                                                              GUARANTEES.

Each Guarantor, as primary obligors and not merely as sureties, hereby jointly and severally, unconditionally and irrevocably guarantees, on a senior basis, the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder, that:  (1) the principal of (and premium, if any) and interest on, or Special Interest in respect of, the Notes, expenses, indemnification or otherwise will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 1205 hereof.

Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee.  Each Guarantor acknowledges that the Guarantee is a guarantee of payment, performance and compliance when due and not of collection.  Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Company or any other Guarantor.  Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Stated Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (1) subject to this Article Twelve, the Stated Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a ‘voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 1202.                                                              SEVERABILITY.

In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

SECTION 1203.                                                              RESTRICTED SUBSIDIARIES.

The Company shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 1014 to (1) execute and deliver to the Trustee any amendment or supplement to this Indenture in accordance with the provisions of Article Nine of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under any Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on an unsecured senior subordinated basis and (2) deliver to such Trustee an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such amendment or supplement has been duly executed and delivered by such Restricted Subsidiary and is in compliance with the terms of this Indenture.  Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 1208, be deemed to refer to all Guarantors, including such Restricted Subsidiary.  Such Guarantee shall be released in accordance with Section 803 and Section 1209.

SECTION 1204.                                                              RANKING OF GUARANTEES.

The Guarantee issued by any Guarantor shall be general senior unsecured obligations of such Guarantor.

SECTION 1205.                                                              LIMITATION OF GUARANTORS’ LIABILITY.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 1205, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

SECTION 1206.                                                              CONTRIBUTION.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of (1) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (2) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

SECTION 1207.                                                              SUBROGATION.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 1201; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

SECTION 1208.                                                         REINSTATEMENT.

Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 1201 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.

SECTION 1209.                                                         RELEASE OF A GUARANTOR.

Any Guarantee by a Restricted Subsidiary of the Notes shall be automatically and unconditionally released and discharged, without any further action by such Guarantor, the Company or the Trustee, upon:

(1)                                  (A)                              any sale, exchange or transfer (by merger or otherwise) of all of the Company’s Capital Stock in such Guarantor (including any sale, exchange or transfer following which the applicable Guarantor is no longer a Restricted Subsidiary) or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture;

(B)                                the release or discharge of the guarantee by such Restricted Subsidiary which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(C)                                if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(D)                               the Legal Defeasance of the Notes under Section 1302 hereof, or the Covenant Defeasance of the Notes under Section 1303 hereof, or if the Company’s obligations under this Indenture are discharged in accordance with Section 401; and

(2)                                  such Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel upon which the Trustee can conclusively rely, each stating that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 1210.                                                         BENEFITS ACKNOWLEDGED.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article Twelve.

ARTICLE THIRTEEN

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1301.                     COMPANY’S OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

The Company may, at the option of its Board of Directors evidenced by Board Resolution set forth in an Officers’ Certificate, at any time, with respect to the Notes and Guarantees, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Notes and Guarantees upon compliance with the conditions set forth below in this Article Thirteen.

SECTION 1302.                     LEGAL DEFEASANCE AND DISCHARGE.

Upon the Company’s exercise under Section 1301 of the option applicable to this Section 1302, the Company and any Guarantor shall be deemed to have been discharged from the obligations with respect to all Outstanding Notes, except for the items described in (A) through (F) below, on the date the conditions set forth in Section 1304 are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (A) through (F) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the written request and expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (B) the Company’s obligations with respect to such Notes under Sections 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s obligations in connection therewith, (D) this Article Thirteen, (E) the rights of Holders of Outstanding Notes to convert such Notes into New Common Stock of the Company and any related rights and (F) the rights of Holders of Outstanding Notes to vote such Notes pursuant to Section 1402 of this Indenture.

Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Notes.

SECTION 1303.                     COVENANT DEFEASANCE.

Upon the Company’s exercise under Section 1301 of the option applicable to this Section 1303, the Company and any Guarantor shall be released from the obligations under any covenant contained in Article Eight and in Sections 1009 through 1014, and Section 1017, with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied

(hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Notes will not be outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under part (ii) of Section 501, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 1304.                   CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Notes:

(i)            The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of this Indenture who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest due on the Outstanding Notes on the Stated Maturity or on the applicable Redemption Date as the case may be;

(ii)           in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions) confirming that (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the Issuance Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States (which opinion may be subject to customary assumptions and exclusions) shall confirm that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)          in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)          no Default or Event of Default (other than resulting from borrowing funds to be applied to make such deposit) shall have occurred and be continuing on the date of such deposit;

(v)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(vi)          the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and

(vii)         the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

SECTION 1305.                   DEPOSITED MONEY AND U.S. GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

All money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the “Trustee”) pursuant to Section 1304 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding New Notes.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Securities held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

SECTION 1306.                     REPAYMENT TO THE COMPANY.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, and interest or premium, if any, on, any Note and remaining unclaimed for two years after such principal, and interest or premium, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the written request and expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1307.                     REINSTATEMENT.

If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 1306 by reason of any legal proceeding or by any reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1306; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and Government Securities held by the Trustee or Paying Agent.

ARTICLE FOURTEEN

CONVERSION

SECTION 1401.                     CONVERSION RIGHT AND DIVIDEND PARTICIPATION; CONVERSION RATE AND CONVERSION PRICE.

Subject to and upon compliance with the provisions of this Article Fourteen, at the option of the Holder thereof, the Notes, in part or in whole, shall be convertible at any time before the close of business on the second Business Day immediately preceding the maturity date of the Notes, into New Common Stock based on an initial conversion rate (the “Conversion Rate”), subject to adjustment, of 1333.3333 shares of New Common Stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $0.75 per share of New Common Stock (the “Conversion Price”)). The Conversion Rate shall be subject to adjustment from time to time as described in Section 1404 below.

In addition to the interest otherwise specified herein, there shall be payable additional amounts on the Notes equal to the aggregate amount of any cash dividends or distributions that would have been paid on the New Common Stock into which the Notes are then convertible, other than in-kind dividends and distributions (as described below), which shall be distributed to the Holders of the Notes (the “Noteholders”) on an as-converted basis.

If a Holder is entitled to receive such cash dividends or distributions on its Notes pursuant to this Section 1401, such right shall not be affected in the event that such Notes are redeemed or repurchased pursuant to the terms of this Indenture prior to the time of the actual distribution.

In-kind dividends and distributions shall include, but not limited to the following:

(a)           Distribution to all or substantially all holders of the New Common Stock of any rights, options or warrants entitling them to purchase or subscribe for the New Common Stock;

(b)           Distribution to all or substantially all holders of the New Common Stock of shares of capital stock, evidence of indebtedness or other assets or property (other than payment of dividends or distributions in cash) of the Company and/or any of its Subsidiaries; or

(c)           Distribution of any rights under any rights agreement or any future rights plan (i.e., a poison pill) adopted by the Company to the extent such rights are traded separately from the New Common Stock.

SECTION 1402.                     VOTING RIGHTS.

The Holders of Notes shall be entitled to exercise all the voting rights associated with the New Common Stock on an as-converted basis.

SECTION 1403.                     CONVERSION PROCEDURES.

(a)           In order to exercise the conversion right:

(i)            the Holder of any Definitive Note to be converted must (1) complete and manually sign a notice of conversion substantially in the form set forth on the reverse side of the Note (the “Conversion Notice”); (2) deliver the Conversion Notice and the Definitive Note to the Conversion Agent and copies of each to the Company; and (3) if required, furnish appropriate endorsements and transfer documents; or

(ii)           the holder of beneficial interests in any Global Note to be converted must comply with the Applicable Procedures to cause the beneficial interests in such Global Note to be delivered to the Conversion Agent, and, in either case, the Holder of a Definitive Note or holder of beneficial interests in a Global Note will, if required, pay all transfer or similar taxes and if required pursuant to Section 1403(e) hereof, pay funds equal to the interest payable on the next interest payment date.

No notice of conversion with respect to any Notes may be tendered by a Holder thereof if such Holder has also tendered a Change in Control Repurchase Notice and not validly withdrawn such Change in Control Repurchase Notice in accordance with the applicable provisions of Section 1107.

The date on which a Holder of a Definitive Note or holder of a beneficial interest in a Global Note completes the requirements of this Section 1403(a) shall be deemed to be the date of conversion (the “Conversion Date”) for purposes of this Article Fourteen.  On and after the Conversion Date, the conversion by such Holder or holder, as set forth in the Conversion Notice, shall become irrevocable.

(b)           Notes shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, and at such time the rights of the Holders of such Notes as Holders will cease, and the Person or Persons entitled to receive the shares of New Common Stock payable and issuable upon conversion will be treated for all purposes as the payee or payees of such payment and the record holder or holders of such New Common Stock at such time.  Following any Conversion Date, the Company shall satisfy its obligations with respect to such conversion by either:

(i)            delivering to the Conversion Agent, for delivery to the Holder (or such other Person as may be named in the relevant Conversion Notice), the cash payment, if any, together with certificates representing the number of shares of New Common Stock, payable and issuable upon the conversion; or

(ii)           delivering to such Holder (or such other Person as may be named in the relevant Conversion Notice) the cash payment, if any, together with such number of shares of New Common Stock payable and issuable upon such conversion in accordance with the Applicable Procedures, in each case, together with payment in lieu of fractional shares, if any, as provided in Section 1403(d) below (such cash payment and delivery of shares, if any, the “Settlement”); provided that shares of New Common Stock only will be deliverable in certificated form if (1) the Holder or holder that is exercising such conversion has specifically requested in writing that delivery be in certificates or (2) the Company determines that delivery is required in certificated shares either because (A) delivery to the Holder (or such other Person named in the relevant Conversion Notice) is not practicable in accordance with the Applicable Procedures or (B) in the opinion of legal counsel, delivery is required in certificated form in order to comply with the requirements of applicable securities laws.  Settlement shall occur promptly.

(c)           In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Note.  A Note may be converted in part, but only if the principal amount of such Note to be converted is an integral multiple of U.S. $1 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S. $2,000 or an integral multiple of $1 in excess thereof.

(d)           No fractional shares of New Common Stock shall be issued upon conversion of any Note or Notes.  If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.  Instead of any fractional share of New Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment for the fractional amount (calculated to the nearest 1/100th of a share) based upon the applicable Conversion Rate.  The amount of the cash adjustment payable in lieu of issuing such fractional share shall be equal to such fractional share otherwise issuable multiplied by the Closing Sale Price on the applicable Trading Day.

(e)           Upon conversion, a Holder shall not receive any payment of an installment of interest for accrued and unpaid interest except as set forth below.  The Settlement shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Notes and accrued and unpaid interest to, but not including, the Conversion Date. As a result, accrued and unpaid interest to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after a Regular Record Date for the payment of an installment of interest, Holders of such Notes on the Regular Record Date shall receive payment of an installment of interest on the related Interest Payment Date notwithstanding the conversion.  Notes surrendered for conversion during the period after a Regular Record Date and on or before the related Interest Payment Date must be accompanied by payment of an amount equal to the installment of interest payable on the Notes so converted; provided, however, that no such payment need be made (i) if the Company has specified a Change in Control Repurchase Date that is after a Regular Record Date and on or before the related Interest Payment Date; (ii) to the extent of any defaulted interest existing at the time of conversion with respect to such Notes; or (iii) with respect to any Conversion Date that occurs during the period after the Regular Record Date immediately preceding Maturity to Maturity. Except as described above, no payment or adjustment shall be made for accrued interest on converted Notes.

(f)            All shares of New Common Stock delivered upon conversion of Notes during a period in which a Resale Shelf Registration Statement covering such New Common Stock is not effective shall bear restrictive legends substantially in the form of the restricted notes legends required to be set forth on the Notes and shall be subject to the restrictions on transfer provided in such legends.  Neither the Trustee nor any Conversion Agent shall have any responsibility for the inclusion or content of any such restrictive legends on such New Common Stock.

(g)           Upon the conversion of an interest in a Global Note, the Trustee, or the Notes Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

SECTION 1404.                     ADJUSTMENTS TO THE CONVERSION RATE; ANTI-DILUTION PROTECTION.

(a)           Adjustment. The conversion rate in effect at any time, which shall be the Conversion Rate as adjusted in accordance with the terms herein, will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

(1)           Share Splits and Combinations. If the Company effects a share split (but only to the extent the Holders of the Notes do not participate therein in accordance with Section 1401 hereof) or share combination with respect to the New Common Stock, the conversion rate will be adjusted based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR' = the conversion rate in effect immediately after the open of business on the effective date of such share split or share combination, as the case may be;

S0 = the number of shares of the New Common Stock outstanding immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

S' = the number of shares of the New Common Stock outstanding immediately after such share split or share combination, as the case may be.

(2)           Issuance of New Common Stock.  If the Company issues shares of New Common Stock or any rights, options or warrants (other than the Old Equity Warrants) entitling the holders thereof to purchase or subscribe for shares of New Common Stock or instruments convertible into shares of New Common Stock (but only to the extent the Holders of the Notes do not participate therein in accordance with Section 1401 hereof), in each case at a price per share less than the greater of (i) the average of the Closing Sale Prices of the New Common Stock over the 10 consecutive trading-day period ending on the Trading Day immediately preceding the date on which the Company publicly discloses such issuance or the plan or intention of such issuance and (ii) the Conversion Price, the conversion rate will be adjusted based on the following formula:

CR0 = the conversion rate in effect immediately prior to the open of business on the Ex-Date for such issuance;

CR' = the conversion rate in effect immediately after the open of business on the Ex-Date for such issuance;

S0 = the number of shares of New Common Stock outstanding immediately prior to the open of business on the Ex-Date for such issuance;

X = the total number of shares of New Common Stock issued in such transaction or issuable pursuant to such rights, options, warrants or conversion, as applicable; and

Y = the number of shares of New Common Stock equal to the aggregate price payable to purchase shares issued in such transaction or exercise such rights, options, warrants or conversion  divided by the greater of (i) the average of the Closing Sale Prices of the New Common Stock over the 10 consecutive trading-day period ending on the Trading Day immediately preceding the date on which the Company publicly discloses such issuance or the plan or intention of such issuance and (ii) the Conversion Price.

For purposes of this clause (2), in determining whether the New Common Stock or any instrument convertible into shares of New Common Stock is issued at less than the greater of (i) the average of the Closing Sale Prices of the New Common Stock over the 10 consecutive trading-day period ending on the Trading Day immediately preceding the date on which the Company publicly discloses such issuance or the plan or intention of such issuance and (ii) the Conversion Price, and in determining the aggregate purchase or conversion price payable for such shares of New Common Stock, there shall be taken into account any consideration received by the Company for such New Common Stock, such rights, options or warrants or such convertible instrument and, with respect to any rights, options, warrants or convertible instrument, any amount payable upon exercise or conversion thereof, with the Fair Market Value of such consideration, if other than cash.  If any right, option or warrant is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the conversion rate shall be readjusted to the conversion rate that would have been in effect if the right, option or warrant had not been issued.

(3)           Tender or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the New Common Stock, if the cash and value of any other consideration included in the payment per share of New Common Stock exceeds the average of the Closing Sale Prices of the New Common Stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive trading-day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR' = the conversion rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive trading-day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

S0 = the number of shares of New Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

S' = the number of shares of New Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP' = the average of the Closing Sale Prices of shares of New Common Stock over the 10 consecutive trading-day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the conversion rate under this clause (3) will occur at the close of business on the tenth Trading Day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 Trading Days immediately following, but excluding, the date that any tender or exchange offer expires, references within this clause to 10 consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date.

(4)           Payment of PIK Interest. Upon any issuance of PIK Notes or increase in the principal amount of the applicable Global Note in accordance with the terms of this Indenture, the conversion rate will be adjusted based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the open of business on the date of the issuance of such PIK Notes or increase in the principal amount of the applicable Global Note in accordance with the terms of this Indenture;

CR' = the conversion rate in effect immediately after the open of business on the date of the issuance of such PIK Notes or increase in the principal amount of the applicable Global Note in accordance with the terms of this Indenture;

S0 = the number of shares of the New Common Stock outstanding immediately prior to the open of business on the date of the issuance of such PIK Notes or increase in the principal amount of the applicable Global Note in accordance with the terms of this Indenture; and

X0 = the number of shares of the New Common Stock into which such PIK Notes or such additional principal amount are convertible, without giving effect to the adjustment to the conversion rate of such PIK Notes or such additional principal amount pursuant to this clause (4).

(5)           Issuance of New Common Stock upon exercise of Old Equity Warrants. If the Company issues shares of New Common Stock upon exercise of the Old Equity Warrants, the conversion rate will be adjusted based on the following formula:

CR0 = the conversion rate in effect immediately prior to the open of business on the Ex-Date for such issuance;

CR' = the conversion rate in effect immediately after the open of business on the Ex-Date for such issuance;

S0 = the number of shares of New Common Stock outstanding immediately prior to the open of business on the Ex-Date for such issuance; and

X = the total number of shares of New Common Stock issued upon exercise of the Old Equity Warrants.

If the Company issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then it will not adjust the conversion rate pursuant to items (1) through (4) above until the earliest of these triggering events occurs.

The Company will not adjust the conversion rate pursuant to clauses (1), (2), (3) or (4) above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, the Company will carry forward any adjustment that it would otherwise have to make and take that adjustment into account in any subsequent adjustment. However, with respect to any Notes that are subject to conversion, the Company will give effect to all adjustments that it has otherwise deferred pursuant to this Section 1404(a), and those adjustments will no longer be carried forward and taken into account in any subsequent adjustment on the earlier of (i) the date of the conversion of such Note, and (ii) the one-year anniversary of the first date upon which an adjustment would otherwise have been made, except to the extent such adjustment has already been made.  Adjustments to the conversion rate will be calculated to the nearest 1/10,000th.

To the extent permitted by law and the listing requirements of any stock exchange or market on which shares of the New Common Stock are listed, the Company may, from time to time, increase the conversion rate by any amount for a period of at least 20 Business Days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and its Board of Directors determines that the increase is in the Company’s best interests. The Company will mail a notice of the increase to registered Holders at least 15 days before the day the increase commences. In addition, the Company may, but is not obligated to, also increase the conversion rate as it determines to be advisable in order to avoid or diminish taxes to recipients of certain distributions.

(b)           Notice of Conversion Rate Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders of the Notes a notice of the adjustment and file with the Trustee and Conversion Agent an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it.  Unless and until the Trustee and Conversion Agent receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, each of the Trustee and Conversion Agent may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

(c)           Notice of Certain Transactions. In the event that, the Company takes any action which would require an adjustment to the Conversion Rate, the Company shall mail to the Holders of the Notes and file with the Trustee and Conversion Agent a notice stating the proposed record or effective date, as the case may be.  If not otherwise specified herein, the Company shall mail the notice at least ten Business Days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this clause.

(d)           No Adjustment. No adjustment in the conversion rate shall be required:

(i)            upon the issuance of any of the shares of New Common Stock, restricted stock or restricted stock units, non-qualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of the New Common Stock pursuant to a management incentive plan approved by the Company’s post-emergence Board of Directors;

(ii)           upon the issuance of any shares of New Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of New Common Stock under any plan;

(iii)          upon the issuance of any shares of New Common Stock or shares of New Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (2) above;

(iv)          for any transactions described in this Section 1404 in which the Holders of the Notes participate (as a result of holding the Notes, and at the same time as holders of New Common Stock participate) in such transactions as if such Holders held a number shares of New Common Stock equal to the Conversion Rate at the time such adjustment would be required, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert their Notes.

(v)           for a change in the par value of the New Common Stock; or

(vi)          for accrued and unpaid interest on the Notes (including any Additional Interest other than PIK interest).

(e)           Change in the Conversion Right upon Certain Reclassifications, Business Combinations and Asset Sales. If the Company (i) reclassifies the New Common Stock (other than a change only in par value or a change as a result of a split, subdivision or combination of the New Common Stock); (ii) is party to a consolidation, merger or binding share exchange; or (iii) sells, transfers, leases, conveys or otherwise disposes of all or substantially all of its property or assets; in each case pursuant to which the New Common Stock would be converted into or exchanged for, or would constitute solely the right to receive cash, securities or other property, then, if a Holder converts its Notes on or after the effective date of any such transaction, the Notes will be convertible into, in lieu of the New Common Stock, the same type (in the same proportions) of consideration received in the relevant event by holders of the number of shares of New Common Stock into which the Notes were convertible as of immediately prior to such relevant event.

(f)            Increase of the Conversion Rate upon the Occurrence of a Make-Whole Fundamental Change. If, after the New Common Stock is listed on a National Securities Exchange and prior to maturity date:

(i)            there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(ii)           there occurs any transaction or series of related transactions (other than a consolidation or merger that constitutes a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) the New Common Stock are exchanged for, converted into, acquired for or constitute solely the right to receive other securities, other property, assets or cash

(any transaction  described in this clause and clause (i) above, a “Make-Whole Fundamental Change”);

then the Company will increase the conversion rate as set forth in Annex A hereto for any Notes surrendered for conversion at any time from, and including, the actual effective date of the Make-Whole Fundamental Change, which is referred to herein as the “Make-Whole Fundamental Change Effective Date,” to, and including, the 30th Business Day after the actual Make-Whole Fundamental Change Effective Date (or, if the Make-Whole Fundamental Change also constitutes a Change in Control, to, and including, the Change in Control Repurchase Date for that Change in Control (this period, the “Make-Whole Conversion Period”)).

Notwithstanding the foregoing, the sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s property or assets to any of its wholly-owned subsidiaries shall not constitute a Make-Whole Fundamental Change so long as such transaction is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with, selling, transferring, leasing, conveying or disposing of all or substantially all its properties and assets to any other person or persons.

The Company will mail to registered Holders, at their addresses appearing in the Note Register, and the Trustee and Conversion Agent, notice of, and the Company will publicly announce, through a reputable national newswire service, the anticipated Make-Whole Fundamental Change Effective Date of any proposed Make-Whole Fundamental Change. The Company must make this mailing and announcement at least 30 Business Days before the anticipated Make-Whole Fundamental Change Effective Date. In addition, no later than the fifth Business Day after the completion of the Make-Whole Fundamental Change, the Company will deliver an additional notice and announcement announcing such completion.

SECTION 1405.        RESPONSIBILITY OF TRUSTEE FOR CONVERSION PROVISIONS.

The Company is responsible for all calculations under this Indenture and the Notes, including the determination of Conversion Price, the current market price of the New Common  Stock and adjustments to the Conversion Rate.  The Company shall make all such calculations in good faith and, in the absence of manifest error, such calculations shall be final and binding on all Holders.  The Company shall provide a copy of such calculations to the Trustee and the Conversion Agent, as required hereunder, and, the Trustee and the Conversion Agent shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification.  The Trustee shall have no duty to determine when an adjustment under this Article 14 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate.  The Trustee shall not be under any responsibility to perform any calculations under this Article 14. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of the Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provision of this Article 14.  The Conversion Agent shall have the same protection under this Section 1405 as the Trustee. Upon request of any Holder, the Trustee and the Conversion Agent shall provide a copy of such calculations to such Holder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ACCURIDE CORPORATION

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Senior Vice President / Chief
Financial Officer

ACCURIDE CUYAHOGA FALLS, INC.

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Vice President

ACCURIDE DISTRIBUTING, LLC

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Manager

ACCURIDE EMI, LLC

By:	/s/ William M. Lasky
Name: William M. Lasky
Title: Manager

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Manager

ACCURIDE ERIE L.P.

By:	AKW General Partner L.L.C.,
as General Partner

By:	Accuride Corporation,
as Member

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Senior Vice President / Chief
Financial Officer

ACCURIDE HENDERSON LIMITED LIABILITY COMPANY

By:	Accuride Corporation,
as Member

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Senior Vice President / Chief
Financial Officer

AKW GENERAL PARTNER L.L.C.

By:	Accuride Corporation,
as Member

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Senior Vice President / Chief
Financial Officer

AOT INC.

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Vice President

BOSTROM HOLDINGS, INC.

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Vice President

BOSTROM SEATING, INC.

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Vice President

BOSTROM SPECIALTY SEATING, INC.

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Vice President

BRILLION IRON WORKS, INC.

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Vice President

ERIE LAND HOLDING, INC.

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Vice President

FABCO AUTOMOTIVE CORPORATION

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Vice President

GUNITE CORPORATION

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Vice President

IMPERIAL GROUP HOLDING CORP. - 1

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Vice President

IMPERIAL GROUP HOLDING CORP. - 2

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Vice President

IMPERIAL GROUP, L.P.

By:	Imperial Group Holding Corp. - 1,
Its General Partner

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Vice President

JAII MANAGEMENT COMPANY

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Vice President

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Vice President

TRUCK COMPONENTS INC.

By:	/s/ James H. Woodward, Jr.
Name: James H. Woodward, Jr.
Title: Vice President

WILMINGTON TRUST FSB, as Trustee

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

SCHEDULE I — List of Guarantors

Accuride Cuyahoga Falls, Inc.

Accuride Distributing, LLC

Accuride EMI, LLC

Accuride Erie L.P.

Accuride Henderson Limited Liability Company

AOT Inc.

AKW General Partner L.L.C.

Bostrom Holdings, Inc.

Bostrom Seating, Inc.

Bostrom Specialty Seating, Inc.

Brillion Iron Works, Inc.

Erie Land Holding, Inc.

Fabco Automotive Corporation

Gunite Corporation

Imperial Group Holding Corp.—1

Imperial Group Holding Corp.—2

Imperial Group, L.P.

JAII Management Company

Transportation Technologies Industries, Inc.

Truck Components Inc.

Annex A

Increase of Conversion Rate upon a Make-Whole Fundamental Change

In connection with a Make-Whole Fundamental Change, the Company will increase the conversion rate by reference to the table below, based on the date when the Make-Whole Fundamental Change becomes effective, which is referred to herein as the “Make-Whole Fundamental Change Effective Date,” and the “Applicable Price.” If the Make-Whole Fundamental Change is a transaction or series of related transactions described in clause (ii) of Section 1404(f)(ii) and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the New Common Stock in the Make-Whole Fundamental Change consists solely of cash, then the Applicable Price will be the cash amount paid per share of New Common Stock in the Make-Whole Fundamental Change.  In all other cases, the Applicable Price will be the average of the Closing Sale Prices per share of New Common Stock for the five (5) consecutive Trading Days immediately preceding, but excluding, the relevant Make-Whole Fundamental Change Effective Date. The Company will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the Ex-Date of the event occurs, at any time during those five (5) consecutive Trading Days.

The table below sets forth the number of additional shares per $1,000 principal amount of Notes that will be added to the conversion rate applicable to the Notes that are converted during the Make-Whole Conversion Period. The increased conversion rate will be used to determine the number of shares of New Common Stock due upon conversion. If an event occurs that requires an adjustment to the conversion rate, the Company will, on the date it must adjust the conversion rate, adjust each Applicable Price set forth in the first column of the table in Annex A by multiplying the Applicable Price in effect immediately before the adjustment by a fraction:

(a)           whose numerator is the conversion rate in effect immediately before the adjustment; and

(b)           whose denominator is the adjusted conversion rate.

In addition, the Company will adjust the number of additional shares in the table below in the same manner which, and for the same events for which it must adjust the conversion rate as described under Section 1404 of this Indenture.

The exact Applicable Price and Make-Whole Fundamental Change Effective Date may not be as set forth in the table below, in which case:

(a)           if the actual Applicable Price is between two Applicable Prices listed in the table, or the actual Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates listed in the table, the Company will determine the number of additional shares by linear interpolation between the numbers of additional shares set forth for the two Applicable Prices, or for the two Make-Whole Fundamental Change Effective Dates based on a 365-day year, as applicable;

(b)           if the actual Applicable Price is greater than $7.50 per share (subject to adjustment in the same manner as the “Applicable Prices” in the table in Annex A), the Company will not increase the conversion rate; and

(c)           if the actual Applicable Price is less than $1.00 per share (subject to adjustment in the same manner as the “Applicable Prices” in the table in Annex A), the Company will not increase the conversion rate.

However, the Company will not increase the conversion rate as described above to the extent the increase will cause the Conversion Rate to exceed the greater of (i) the initial Conversion Rate (1333.3333) and (ii) $1,000 divided by (a) the average of the Closing Sale Prices of the New Common Stock over the 30 consecutive trading-day period beginning March 1, 2010, plus (b) 399.1307.  The Company will adjust this maximum conversion rate in the same manner in which, and for the same events for which, the Company must adjust the conversion rate as described under Section 1404 hereof.

Number of additional shares

(per $1,000 principal amount of notes)

Make-Whole Fundamental Change Effective date

Applicable Price	February 26, 2010	February 26, 2011	February 26, 2012	February 26, 2013	February 26, 2014	February 26, 2015	February 26, 2016	February 26, 2017	February 26, 2018	February 26, 2019	February 26, 2020
$1.00	399.1307	376.2137	349.7657	319.8637	285.1207	245.1707	200.3427	149.9377	93.9057	32.2757	0.0000
$1.50	245.3773	232.2360	216.7467	198.9680	177.9653	153.5133	125.8133	94.4127	59.2673	20.4020	0.0000
$2.00	168.5007	160.2467	150.2372	138.5207	124.3882	107.6852	88.5487	66.6502	41.9487	14.4652	0.0000
$2.50	122.3751	117.0535	110.3315	102.2519	92.2415	80.1879	66.1899	49.9927	31.5575	10.9031	0.0000
$3.00	91.6243	88.2577	83.7277	78.0730	70.8107	61.8567	51.2840	38.8877	24.6297	8.5283	0.0000
$3.50	69.6595	67.6895	64.7247	60.8024	55.5027	48.7630	40.6370	30.9555	19.6815	6.8321	0.0000
$4.00	53.1859	52.2634	50.4727	47.8492	44.0219	38.9424	32.6517	25.0064	15.9704	5.5599	0.0000
$4.50	40.4069	40.2651	39.3878	37.7747	35.0922	31.3044	26.4409	20.3793	13.0838	4.5704	0.0000
$5.00	30.6371	30.6925	30.5199	29.7149	27.9485	25.1939	21.4723	16.6777	10.7747	3.7789	0.0000
$5.50	23.1779	23.2348	23.2745	23.1207	22.1038	20.1945	17.4068	13.6490	8.8854	3.1312	0.0000
$6.00	17.4092	17.4655	17.5075	17.6267	17.2330	16.0282	14.0192	11.1252	7.3108	2.5915	0.0000
$6.50	12.9161	12.9574	12.9997	13.1207	13.1117	12.5030	11.1527	8.9896	5.9787	2.1348	0.0000
$7.00	9.3894	9.4390	9.4718	9.5875	9.6164	9.4814	8.6957	7.1591	4.8368	1.7434	0.0000
$7.50	6.6325	6.6904	6.7177	6.8281	6.8573	6.8632	6.5663	5.5727	3.8471	1.4041	0.0000

RULE 144A/REGULATION S/AI APPENDIX

PROVISIONS RELATING TO INITIAL NOTES

1.             Definitions

1.1           Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Additional Notes” means any Notes issued by the Company pursuant to Section 312 of the Indenture.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository to the extent applicable to such transaction and as in effect from time to time.

“Definitive Note” means a certificated New Note issued pursuant to the terms of this Indenture that is not a Global Note.

“Definitive Transfer Restricted Note” means a Definitive Note that bears or is required to bear the Restrictive Note Legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(d) hereto.

“Definitive Unrestricted Note” means a Definitive Note that does not bear or is not required to bear the Restrictive Note Legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(d) hereto.

“Depository” means The Depository Trust Company, its nominees and successors.

“Distribution Compliance Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Global Notes Legend” means the legend set forth in Section 2.3(d)(i)(B) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3), (7) and (8) of Regulation D under the Securities Act.

“Individual AI” means an “accredited investor”, as defined in Rule 501(a)(4), (5), and (6) of Regulation D under the Securities Act.

“Initial Notes” means $140,000,000 aggregate principal amount of 7.5% Senior Convertible Notes due 2020 issued on the Issuance Date, issued in a transaction exempt from the registration requirements of the Securities Act.

“New Notes” means the Initial Notes together with the PIK Notes, as the principal amount thereof may be adjusted from time to time in accordance with the terms of the Identure, including, but not limited to, being increased in connection with payment of PIK interest thereon in accordance with the terms of the Indenture.

“Notes” means the New Notes together with any Additional Notes.

“Notes Custodian” means the custodian with respect to a Global Note, or any successor Person thereto and shall initially be the Trustee.

“Plan of Reorganization” means the plan of reorganization under chapter 11 of the United States Bankruptcy Code, 11 U.S.C.§§101 et seq. for the Company and certain of its subsidiaries who are debtors and debtors-in-possession in the chapter 11 case captioned In re Accuride Corporation, et al., Case No. 09-13449 (BLS) pending and jointly administered in the Bankruptcy Court for the District of Delaware.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means (1) with respect to the New Notes, the Registration Rights Agreement dated February 26, 2010, among the Company, and each of the Holders named therein and (2) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Notes.

“Regulation S Legend” means the legend set forth in Section 2.3(d)(i)(C) hereof, which is required to be placed on all Regulation S Global Notes issued under this Indenture.

“Resale Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of New Notes pursuant to a Registration Rights Agreement.

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restrictive Note Legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(d) hereto.

1.2           Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Notes”	2.1(a)
“IAI Global Note”	2.1(a)
“AI Global Note”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)

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Term	Defined in Section:
“Restrictive Notes Legend”	2.3(d)(i)(A)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)
“Rule 144 Note”	2.3(d)(ii)
“Unrestricted Global Note”	2.1(a)
“Unrestricted Note”	2.3(d)(iii)

2.             The Notes.

2.1           (a) Form and Dating.  The Initial Notes will be offered and sold by the Company to certain holders of its 8.5% Senior Subordinated Notes due 2015 (or their assignees) who are Individual AIs or IAIs pursuant to the Plan of Reorganization. The Initial Notes so offered and sold shall be issued in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “AI Global Note”) without interest coupons and with the Global Notes Legend and the Restrictive Note Legend, which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

Unless and until a registration statement with respect to the New Notes has been filed and declared effective by the Commission, the New Notes may be resold only (i) to the Company, (ii) to Individual AIs or IAIs, (iii) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”), (iv) to Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”) and (v)  pursuant to Rule 144 under the Securities Act (“Rule 144”) or another available exemption from the registration requirements under the Securities Act. The New Notes resold to QIBs in reliance on Rule 144A shall be issued in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”), the New Notes resold to non-U.S. Persons in reliance on Regulation S shall be issued in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Regulation S Global Note”), and the New Notes resold to IAIs other than in reliance on Rule 144A or Regulation S, shall be issued in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “IAI Global Note”) (provided, that, at the option of the Company, any resale to an IAI may alternatively be registered as an interest in an AI Global Note), in each case without interest coupons and with the Global Notes Legend and the Restrictive Note Legend and Regulation S Legend, if applicable, which shall be deposited on behalf of the purchasers of the New Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

Beneficial interests in the AI Global Note, IAI Global Note or the Regulation S Global Note may be exchanged for interests in the Rule 144A Global Note if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A, (2) the transferor of the beneficial interest in the AI Global Note, IAI Global Note or the Regulation S Global Note, as applicable, first delivers to the Trustee a duly completed assignment form (in the form attached to the form of Note in Exhibit 1 to this Appendix) and (3) the transferor of the beneficial

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interest in the AI Global Note, IAI Global Note or the Regulation S Global Note, as applicable, first delivers to the Trustee a signed certificate (in the form of Exhibit 3 to this Appendix) to the effect that the beneficial interest in the AI Global Note, IAI Global Note or the Regulation S Global Note, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in the Rule 144A Global Note or Regulation S Global Note may be exchanged for an interest in the AI Global Note or the IAI Global Note if (1) such exchange occurs in connection with a transfer of the notes in compliance with an exemption under the Securities Act and state securities laws, (2) the transferor of the Rule 144A Global Note or the Regulation S Global Note, as applicable, first delivers to the trustee a duly completed assignment form (in the form attached to the form of Note in Exhibit 1 to this Appendix), (3) an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act and (4) the transferor of the Rule 144A Global Note or the Regulation S Global Note, as applicable, first delivers to the Trustee (a) a signed certificate (in the form of Exhibit 2 to this Appendix) and (b) a letter of representation signed by the transferee (in the form of Exhibit 3 to this Appendix), to the effect that (A) the Rule 144A Global Note or the Regulation S Global Note, as applicable, is being transferred to an “accredited investor” within the meaning of Rule 501(a)(4), (5), and (6) of Regulation D under the Securities Act or to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) and (8) of Regulation D under the Securities Act, as applicable, that is an investor acquiring the notes for its own account or for the account of such an accredited investor, in each case for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) such transfer is being made in accordance with all applicable securities laws of the States of the United States and other jurisdictions and pursuant to an exemption under the Securities Act and state securities laws

Beneficial interests in the Rule 144A Global Note, the AI Global Note or the IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee  (1) a duly completed assignment form (in the form attached to the form of Note in Exhibit 1) and (2) a signed certificate (in the form of Exhibit 2 to this Appendix) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S, Rule 144 (if applicable) or another available (and applicable) exemptions from registration requirements under the Securities Act.  The Rule 144A Global Note, the AI Global Note, the IAI Global Note,  the Regulation S Global Note and the Unrestricted Note (as defined below) in the form of one or more permanent global Notes in definitive, fully registered form (the “Unrestricted Global Note”) are collectively referred to herein as “Global Notes.”  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)           Book-Entry Provisions.  This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

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The Company shall execute and the Trustee shall, upon receipt of a Company Order and in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)           Definitive Notes.  Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2           Authentication.  The Trustee shall, upon receipt of a Company Order, authenticate and deliver:  (1) on the Issuance Date, an aggregate principal amount of $140,000,000 7.5% Senior Convertible Notes due 2020, (2) the PIK Notes issued pursuant to the Indenture (or increase the principal amount of the applicable Global Note in respect of PIK interest paid in accordance with the terms of the Indenture), and (3) any Additional Notes for an original issue in an aggregate principal amount specified in the Company Order of the Company pursuant to Section 303 of the Indenture, in each case upon receipt of a Company Order of the Company signed by two Officers or by an Officer and either a Treasurer, an Assistant Treasurer, a Secretary or an Assistant Secretary of the Company.  Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 312 of the Indenture, shall certify that such issuance is in compliance with Section 1010 of the Indenture.

2.3           Transfer and Exchange.

(a)           Transfer and Exchange of Definitive Notes.  When Definitive Notes are presented to the Note Registrar with a request:

(x)            to register the transfer of such Definitive Notes; or

(y)                                 to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that:

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(i) the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in the form of assignment attached to the form of Note, or in other form reasonably satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Notes are required to bear the Restrictive Note Legend, they are being transferred or exchanged pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)          if such Definitive Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)           if such Definitive Notes are being transferred to the Company, a certification to that effect in the form set forth in Exhibit 2 to this Appendix; or

(C)           if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act, (y) in reliance upon another exemption from the requirements of the Securities Act or (z) pursuant to an effective registration statement under the Securities Act,  a certification in the form set forth in Exhibit 2 to this Appendix and, to the extent required in the form set forth in Exhibit 2 to this Appendix, an Opinion of Counsel or other evidence reasonably satisfactory to the Company as to an exemption from registration under the Securities Act and the compliance with the restrictions set forth in the Restrictive Note Legend.

(b)           Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note, an AI Global Note, an IAI Global Note, a Regulation S Global Note or  an Unrestricted Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) a signed assignment form, in the form attached to the Note in Exhibit 1 to this Appendix;

(ii) a signed certification, in the form set forth in Exhibit 2 to this Appendix, that such Definitive Note is being transferred (A) to a QIB in accordance with Rule 144A, (B) to an AI, (C) to an IAI, (D) after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note, (E) pursuant to Rule 144 or another available exemption from the registration requirements of the Securities Act in connection with which the Restrictive Note Legend is not required in order to comply with the Securities Act, (F) pursuant to an effective registration statement, or (G) to the Company or any of its Subsidiaries; and

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(iii) in the case of a transfer pursuant to clauses (b)(ii)(B), (b)(ii)(C), or (b)(ii)(E), an Opinion of Counsel or other evidence reasonably satisfactory to the Company as to the compliance with the restrictions set forth in the Restrictive Note Legend;

(iv) signed instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(ii)(A)), AI Global Note (in the case of a transfer pursuant to clause (b)(ii)(B)), IAI Global Note (in the case of a transfer pursuant to clause (b)(ii)(C)), Regulation S Global Note (in the case of a transfer pursuant to clause (b)(ii)(D)) or Unrestricted Global Note (in the case of transfer pursuant to clauses (b)(ii)(E) or (b)(ii)(F)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note, AI Global Note, IAI Global Note, Regulation S Global Note or Unrestricted Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note, AI Global Note, IAI Global Note, Regulation S Global Note or Unrestricted Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note, AI Global Note, IAI Global Note,  Regulation S Global Note or Unrestricted Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled.  If no Rule 144A Global Note, AI Global Note, IAI Global Note, Regulation S Global Note or Unrestricted Global Note, as applicable, is then outstanding, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order of the Company, a new Rule 144 A Global Note, AI Global Note, IAI Global Note, Regulation S Global Note or Unrestricted Global Note, as applicable, in the appropriate principal amount.

(c)           Transfer and Exchange of Global Notes.

The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.  A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note.  The Note Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a

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corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

In the event that Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)           Legend.

(i)       (A) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing the Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Restrictive Note Legend”):

THE NOTES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS.  NEITHER THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OR RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING ITS NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS ONE YEAR  AFTER THE LATER OF THE DATE OF ORIGINAL ISSUE AND THE LAST DATE ON WHICH THE COMPANY OR ANY OF ITS AFFILIATES WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY

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APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A INSIDE THE UNITED STATES, (D) TO AN ACCREDITED INVESTOR, (E) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE NOTE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

(B) Each Global Note shall bear a legend in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.,

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OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(C) Each Regulation S Global Note shall also bear a legend in substantially the following form:

UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.

(ii)           Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 or another available exemption from registration requirements under the Securities in connection with which the Restrictive Note Legend is not required in order to comply with the Securities Act, the Note Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the Restrictive Note Legend (such Note, a “Rule 144 Note”) and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof provides an Opinion of Counsel to the Note Registrar that such sale or transfer is being made in reliance on Rule 144 or such other claimed exemption.

(iii)          After a transfer of any Transfer Restricted Note pursuant to an effective registration statement, all requirements pertaining to legends on such Note will cease to apply, the requirements requiring any such Note issued to certain Holders be issued in global form will cease to apply, and a certificated Note or a Note in global form, in each case without restrictive transfer legends (such Note, together with the Rule 144 Note, an “Unrestricted Note”), will be available to the transferee of the Holder of such Note upon exchange of such transferring Holder’s certificated Note or directions to transfer such Holder’s interest in the Global Note, as applicable.

(iv)          Notwithstanding the foregoing, the face of each Note certificate evidencing the Notes (and the face of all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

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THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED).  UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE.

(e)           Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be canceled and retained by the Trustee in accordance with the Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(f)            No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4           Definitive Notes.

(a)           A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal

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amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

(b)           Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its Corporate Trust Office, to be so transferred, in whole or from time to time in part, without charge.  The Company shall issue and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and an integral multiples of $1 in excess thereof and registered in such names as the Depository shall direct.  Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(d) hereof, bear the Restrictive Note Legend.

(c)           Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)           In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons.  In the event that such Definitive Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, including pursuant to Section 507, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

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EXHIBIT 1
to Rule 144A / Regulation S / AI Appendix

[FORM OF FACE OF INITIAL NOTE]

[Insert Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert Restrictive Note Legend, if applicable, pursuant to the provisions of the Indenture][Insert Regulation S Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert Original Issue Discount Legend, if applicable, pursuant to the provisions of the Indenture]

No.                                                                                                                                                          $

                CUSIP:
                                                                                                                                                                ISIN:

7.5% Senior Convertible Notes due 2020

Accuride Corporation, a Delaware corporation, promises to pay to        , or registered assigns, the principal sum of        Dollars on February 26, 2020.

Interest Payment Dates:  February 26 and August 26.

Regular Record Dates:  February 11 and August 11.

Additional provisions of this Note are set forth on the other side of this Note.

ACCURIDE CORPORATION

By
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST FSB
as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By
Authorized Signatory

Dated:

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[FORM OF REVERSE SIDE OF INITIAL NOTE]
7.5% Senior Convertible Note due 2020

3.                                       Principal and Interest; Conversion

The Company will pay the principal of this Note on February 26, 2020.

The Company promises to pay interest and Special Interest, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below.

Interest, and Special Interest, if any, on the Notes will be payable semi-annually in arrears on February 26 and August 26 of each year, starting on August 26, 2010, to Holders of record at the close of business on the preceding February 11 and August 11, respectively, with the first six interest payments being payable in kind (“PIK”) and the remaining being payable in cash, at a rate of 7.5% per annum.

Interest will accrue on the Notes from and including February 26, 2010 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next Interest Payment Date or maturity date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated February 26, 2010, among the Company and the Holders named therein (the “Registration Rights Agreement”).

The Company shall pay interest and Special Interest, if any, on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

The Notes are convertible into shares of  the common stock of the reorganized Company (the “New Common Stock”) as set forth in the Indenture.  In connection with the payment of PIK interest in respect of the New Notes, the Company is entitled to, without the consent of the Holders and without regard to Section 1010 of the Indenture, (a) in the case of Global Notes, increase the outstanding principal amount of the Global Notes or (b) in the case of Definitive Notes, issue additional Definitive Notes (the “PIK Notes”) under the Indenture on the same terms and conditions as the Initial Notes.  To the extent interest on the Notes is paid by issuing PIK Notes, such PIK Notes shall be convertible into New Common Stock at the same Conversion Price as the Notes.  Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the conversion as provided in the Indenture and (c) appoints the Trustee its Conversion Agent for such purpose.

4.                                       Method of Payment.

The Company will pay interest on the principal amount of the Notes on each February 26 and August 26 to the Persons who are Holders (as reflected in the Note Register at the close of business on February 11 and August 11 immediately preceding the Interest Payment Date), in

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each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to any Paying Agent on or after February 26, 2020.

The Company will pay principal (premium, if any) and cash interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may pay principal (premium, if any) and cash interest by its check payable in such money.  The Company may pay cash interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) by wire transfer to an account located in the United States maintained by the payee.  If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.                                       Conversion Agent, Paying Agent and Note Registrar.

Initially, Wilmington Trust FSB, a federal savings bank (the “Trustee”), will act as Conversion Agent, Paying Agent and Note Registrar.  The Company may change any Conversion Agent, Paying Agent or Note Registrar upon written notice thereto.  The Company, any Subsidiary or any Affiliate of any of them may act as Conversion Agent, Paying Agent, Note Registrar or co-registrar.

4.                                       Indenture.

The Company issued the Notes under an Indenture dated as of February 26, 2010 (the “Indenture”), among the Company, the Guarantors and the Trustee.  Capitalized terms herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are unsecured senior obligations of the Company.  The Indenture does not limit the aggregate principal amount of the Notes.

5.                                       Redemption.

Optional Redemption.  The Notes shall be redeemable by the Company, in whole but not in part, at any time on or after the third anniversary of the issuance of the Notes, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus, except as described below, any accrued and unpaid interest, Special Interest, if any, up to the Redemption Date; provided, that (i) the New Common Stock is listed on a National Stock Exchange, (ii) the average weekly trading volume of the New Common Stock as reported by such National Stock Exchange during the four week period prior to conversion is equal to or greater than 3.0% of the total number of outstanding shares of New Common Stock immediately prior to the redemption and (iii) for

4

twenty of the preceding thirty consecutive Trading Days, the New Common Stock has had a Closing Sale Price at least equal to 2.25 times the then effective conversion price.

If the Redemption Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest and Special Interest, if any, due on such Interest Payment Date to the Holder of record at the close of business on the corresponding Record Date.  On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in full satisfaction of the applicable redemption price, together with accrued and unpaid interest, Special Interest, if any, thereon to the date of redemption, pursuant to the Indenture.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder to be redeemed at its address appearing in the Note Register.

With respect to any Note that has been so called for redemption, such Note may, at the election of the Holder thereof upon the receipt of the notice of redemption, be converted until and including the close of business on the Business Day prior to the Redemption Date, in accordance with the terms set forth in Article 14 of the Indenture.

The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded on or prior to such date.

6.                                       Repurchase upon a Change in Control and Asset Sales.

Upon the occurrence of (a) a Change in Control, certain Holders of the Notes will have the right to require that the Company purchase such Holder’s outstanding Notes, in whole or in part, for cash at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, Special Interest, if any, to but excluding, the Change in Control Repurchase Date and (b) certain Asset Sales, the Company may be obligated to make offers to purchase Notes and Pari Passu Indebtedness of the Company with a portion of the Net Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture.

7.                                       Conversion.

The Notes shall be convertible at any time before the close of business on the second Business Day immediately preceding the maturity date of the Notes, at the option of the Holder thereof, in part or in whole, into New Common Stock based on an initial conversion rate (the “Conversion Rate”), subject to adjustment, of 1333.3333 shares of New Common Stock per $1,000 principal amount of notes (which represents an initial conversion price of approximately $0.75 per share of New Common Stock (the “Conversion Price”)). The Conversion Rate shall be subject to adjustment from time to time as described in the Indenture.

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In addition to the interest otherwise specified herein, there shall be payable additional amounts on the Notes equal to the aggregate amount of any cash dividends or distributions that would have been paid on the New Common Stock into which the Notes are then convertible, other than in-kind dividends and distributions (as described in the Indenture), which shall be distributed to the Holders of the Notes on an as-converted basis.

The Holders of the Notes shall be entitled to exercise all the voting rights associated with the New Common Stock on an as-converted basis.

To convert a Note, a Holder must comply with the procedures for conversion set forth in the Indenture. In order to exercise the conversion right: (i) the Holder of any Definitive Note to be converted must (1) complete and manually sign a notice of conversion substantially in the form set forth on the reverse side of the Note (the “Conversion Notice”); (2) deliver the Conversion Notice and the Definitive Note to the Conversion Agent and the Company; and (3) if required, furnish appropriate endorsements and transfer documents; or (ii) the holder of beneficial interests in any Global Note to be converted must comply with the Applicable Procedures to cause the beneficial interests in such Global Note to be delivered to the Conversion Agent, and, in either case, the Holder of a Definitive Note or holder of beneficial interests in a Global Note will, if required, pay all transfer or similar taxes.

The date on which a Holder of a Definitive Note or holder of a beneficial interest in a Global Note completes these requirements shall be deemed to be the date of conversion (the “Conversion Date”).  On and after the Conversion Date, the conversion by such Holder or holder, as set forth in the Conversion Notice, shall become irrevocable.

Notes shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, and at such time the rights of the Holders of such Notes as Holders will cease, and the Person or Persons entitled to receive the shares of New Common Stock payable and issuable upon conversion will be treated for all purposes as the payee or payees of such payment and the record holder or holders of such New Common Stock at such time.

Following any Conversion Date, the Company shall satisfy its obligations with respect to such conversion by either: (i) delivering to the Conversion Agent, for delivery to the Holder (or such other Person as may be named in the relevant Conversion Notice), the cash payment, together with certificates representing the number of shares of New Common Stock, payable and issuable upon the conversion; or (ii) delivering to such Holder (or such other Person as may be named in the relevant Conversion Notice) the cash payment, together with such number of shares of New Common Stock payable and issuable upon such conversion in accordance with the Applicable Procedures, in each case, together with payment in lieu of fractional shares, if any, as provided in the Indenture (such cash payment and delivery of shares, if any, the “Settlement”); provided that shares of New Common Stock only will be deliverable in certificated form if (1) the Holder or holder that is exercising such conversion has specifically requested in writing that delivery be in certificates or (2) the Company determines that delivery is required in certificated shares either because (A) delivery to the Holder (or such other Person named in the relevant Conversion Notice) is not practicable in accordance with the Applicable Procedures or (B) in the

6

opinion of legal counsel, delivery is required in certificated form in order to comply with the requirements of applicable securities laws.  Settlement shall occur promptly.

In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Note.  A Note may be converted in part, but only if the principal amount of such Note to be converted is an integral multiple of U.S. $1 and the principal amount of such security to remain outstanding after such conversion is equal to U.S. $2,000 or an integral multiple of $1 in excess thereof.

No fractional shares of New Common Stock shall be issued upon conversion of any Note or Notes.  If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.  Instead of any fractional share of New Common Stock that would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment for the fractional amount (calculated to the nearest 1/100th of a share) based upon the applicable Conversion Rate.  The amount of the cash adjustment payable in lieu of issuing such fractional share shall be equal to such fractional share otherwise issuable multiplied by the Closing Sale Price on the applicable Trading Day.

Upon certain reclassifications of common stock, certain business combinations and certain asset sales described in the Indenture, in each case pursuant to which the New Common Stock would be converted into or exchanged for, or would constitute solely the right to receive cash, securities or other property, then, if a Holder converts its Notes on or after the effective date of any such transaction, the Notes will be convertible into, in lieu of the New Common Stock, the same type (in the same proportions) of consideration received in the relevant event by holders of the number of shares of New Common Stock into which the Notes were convertible as of immediately prior to such relevant event.

As described in Section 6 hereof and pursuant to the Indenture, upon the occurrence of a Change in Control, certain Holders of the Notes will have the right to require that the Company purchase such Holder’s outstanding Notes, in whole or in part, for cash at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to but excluding, the Change in Control Repurchase Date.

8.                                       Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in minimum denominations of $2,000 principal amount and whole multiples of $1 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer or exchange of any Notes selected for repurchase (except, in the case of a

7

Note to be repurchased in part, the portion of the Note not to be repurchased) or any Notes for a period of 15 days before a selection of Notes to be repurchased or 15 days before an Interest Payment Date.

9.                                       Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

10.                                 Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request.  After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.                                 Discharge and Defeasance Prior to Redemption or Maturity.

If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or Government Securities sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to Redemption Date or Maturity, the Company will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

12.                                 Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes.  Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

13.                                 Restrictive Covenants.

The Indenture contains certain covenants, including covenants with respect to the following matters:  (i) Restricted Payments; (ii) Incurrence of Indebtedness and Issuance of Disqualified Stock; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting  Subsidiaries; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) merger and certain transfers of assets; and (viii) disposition of proceeds of Asset Sales.  Within 180 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

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14.                                 Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

15.                                 Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable.  If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable.  Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless such Holders have offered to the Trustee indemnity satisfactory to it against any cost, liability or expense.  Subject to certain restrictions, the Holders of not less than a majority in principal amount of the Outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or any Guarantee or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

16.                                 Guarantees.

The Company’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed on an unsecured senior basis, to the extent set forth in the Indenture, by each of the Guarantors.

17.                                 Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

18.                                 Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

19.                                 Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

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20.                                 CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.                                 Holders’ Compliance with the Registration Rights Agreement.

Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22.                                 Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to Accuride Corporation, 7140 Office Circle, Evansville, Indiana 47715, Attention:  General Counsel.

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax ID. No.)

and irrevocably appoint               agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

*Signature guaranteed by:

By:

* Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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CONVERSION NOTICE

To convert this Note into Common Stock (or, if applicable, other consideration pursuant to Section 1404(e) of the Indenture) of the Company, check the box:  ☐

To convert only part of this Note, state the principal amount to be converted (must be an integral multiple of $1, and the principal amount of the Note to remain outstanding after conversion must be equal to at least U.S. $2,000 or an integral multiple of $1 in excess thereof):  $                                                                .

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

The undersigned hereby irrevocably exercises the option to convert this Note as set forth above into shares of Common Stock (or, if applicable, other consideration pursuant to Section 1404(e) of the Indenture) in accordance with the terms of the Indenture referred to in the Note.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increased	Signature of authorized signatory of Trustee or Notes Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1107 or 1108 of the Indenture, check the box:

☐ 1107                                                              ☐ 1108

☐ If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1107 or 1108 of the Indenture, state the amount in principal amount: $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT 2

to Rule 144A / Regulation S / AI Appendix

Form of Certificate of Transfer

Accuride Corporation
7140 Office Circle
Evansville, Indiana 47715

Wilmington Trust FSB, as Trustee

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Corporate Trust Administration

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of                   , 2010 (the “Indenture”), among Accuride Corporation, a Delaware corporation (the “Company”), the Guarantors party thereto and Wilmington Trust FSB, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                            , (the “Transferor”) owns and proposes to transfer $                     principal amount of the Company’s 7.5% Senior Convertible Notes due 2020 (the “Notes”, and such transfer, the “Transfer”) to                                                (the “Transferee”). In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐            Check if the Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Transfer Restricted Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Notes will be subject to the restrictions on transfer enumerated in the Restrictive Note Legend on the face of the Rule 144A Global Note and in the Indenture and the Securities Act, until the earlier of (x) the registration of the Notes under the Securities Act and (y) the removal of such Restrictive Note Legend in accordance with the terms of the Indenture;

☐            Check if the Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Transfer Restricted Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the Transfer is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the distribution compliance period as defined in Regulation S under the Securities Act, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person other than in reliance on, and in accordance with, Rule 144A under the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Notes will be subject to the restrictions on transfer enumerated in Restrictive Note Legend on the face of the Regulation S Global Note and in the Indenture and the Securities Act, until the earlier of (x) the registration of the Notes under the Securities Act and (y) the removal of such Restrictive Note Legend in accordance with the terms of the Indenture.

☐            Check if the Transferee will take delivery of a beneficial interest in the AI Global Note or the IAI Global Notes or a Definitive Transfer Restricted Note pursuant to an exemption under the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to the Transfer Restricted Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that: [check one box below]

☐            The Transfer is being effected to an “accredited investor” as defined under Rule 501(a) of Regulation D under the Securities Act and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to the Transfer Restricted Notes and the requirements of the exemption claimed, which certification is supported by (1) a letter of representation executed by the Transferee in the form of Exhibit 3 to the Rule 144A/Regulation S/AI Appendix attached to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification),

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to the effect that such Transfer is in compliance with the transfer restrictions applicable to the Transfer Restricted Notes and the Securities Act.

☐            The Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to the Transfer Restricted Notes and the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the transfer restrictions applicable to the Transfer Restricted Notes and the Securities Act.

Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Notes will be subject to the restrictions on transfer enumerated in the Restrictive Note Legend on the face of the AI Global Note or the IAI Global Note, as applicable, and in the Indenture and the Securities Act, until the earlier of (x) the registration of the Notes under the Securities Act and (y) the removal of such Restrictive Note Legend in accordance with the terms of the Indenture.

☐    Check if the Transferee will take delivery of a beneficial interest in the Unrestricted Global Note or a Definitive Unrestricted Note. [check one box below]

☐            The Transfer is being effected pursuant to an effective registration statement under the Securities Act of 1933.

☐            The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to the Transfer Restricted Notes and the requirements of Rule 144 or such other available exemption under the Securities Act, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.

☐            (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than Rule 144) and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Restrictive Note Legend on the face of any Transfer Restricted Note are not required in order to maintain compliance with the Securities Act, which certification is supported by an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the

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transfer restrictions applicable to the Transfer Restricted Notes and the Securities Act.

Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Notes will not be subject to the restrictions on transfer enumerated in the Restrictive Note Legend on the face of any Transfer Restricted Notes.

☐            Check if the Transfer is to the Company or any of its Subsidiaries.

TRANSFEROR

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[check one of (a) or (b)]

(a) ☐  a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP                   ), or

(ii)☐ Regulation S Global Note (CUSIP                   ), or

(i) ☐ AI Global Note (CUSIP                   ), or

(ii)☐ IAI Global Note (CUSIP                   ); or

(b) ☐ a Definitive Transfer Restricted Note.

2. After the Transfer the Transferee will hold:

[check one of (a), (b), (c) or (d)]

(a) ☐  a beneficial interest in the:

(i) ☐ 144A Global Note (CUSIP                   ), or

(ii)☐ Regulation S Global Note (CUSIP                   ), or

(i) ☐ AI Global Note (CUSIP                   ), or

(ii)☐ IAI Global Note (CUSIP                   ); or

(b) ☐ a Definitive Transfer Restricted Note; or

(c) ☐ an Unrestricted Global Note; or

(d) ☐ a Definitive Unrestricted Note.

in accordance with the terms of the Indenture.

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EXHIBIT 3
to Rule 144A / Regulation S / AI Appendix

Form of Transferee Letter of Representation

(Accredited Investors)

Accuride Corporation
7140 Office Circle
Evansville, Indiana 47715

Wilmington Trust FSB, as Trustee

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Corporate Trust Administration

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $           principal amount of the 7.5% Senior Convertible Notes due 2020 (the “Notes”) of Accuride Corporation, a Delaware corporation (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.             We are: [Check one box below]

☐            an “accredited investor” (as defined in Rule 501(a)(4), (5) and (6) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)); or

☐            an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) and (8) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)),

purchasing for our own account or for the account of such an “accredited investor”, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.             We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to (x) the date which is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) and (y) such later date, if any, as may be required by applicable law (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a Person we reasonably believe is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance of Rule 144A inside the United States, (iv) to an “accredited investor” within the meaning of Rule 501(a) under the Securities Act that is purchasing for its own account or for the account of an accredited investor; provided that we provide an opinion of counsel or other evidence reasonably satisfactory to the Company and the Trustee as to an exemption from registration under the Securities Act and the compliance with the other restrictions set forth in the legend on the face of the Notes, (v) pursuant to offers and sales to non-U.S. Persons that occur outside the United States within the meaning of Regulation S under the Securities Act or (vi) pursuant to another available exemption from the registration requirements of the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made pursuant to clause (iv) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is (A) an “accredited investor” within the meaning of Rule 501(a) (4), (5), and (6) of Regulation D under the Securities Act or (B) an institutional “accredited investor” within the meaning of Rule 501(a) (1), (2), (3), (7) and (8) of Regulation D under the Securities Act,  and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clauses (iii), (iv), (v) or (vi) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE
By:
Name:
Title:
Dated:

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EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of           , 20     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of Accuride Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust FSB, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 26, 2010 providing for the issuance of 7.5% Senior Convertible Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 12 thereof.

3.             NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporates, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

4.             GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                                    , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

ACCURIDE CORPORATION

By:
Name:
Title:

[Existing Guarantors]

By:
Name:
Title:

WILMINGTON TRUST FSB, as Trustee

By:
Authorized Signatory

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